SCHEDULE 14A

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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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BELDEN INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BELDEN
SENDING ALL THE RIGHT SIGNALS

Leading the way to an interconnected world.

2018 Proxy Statement and notice of 2018 Annual Meeting of Shareholders

April 5, 2018

Dear Stockholder:

I am pleased to invite you to our 2018 Annual Stockholders’ Meeting. We will hold the meeting at 12:30 p.m. central time on Thursday, May 24, 2018 at the Four Seasons Hotel Saint Louis, Mississippi Room, 8th Floor at 999 North 2nd Street, Saint Louis, Missouri.

On April 5, 2018, we began mailing our stockholders a notice containing instructions on how to access our 2018 Proxy Statement and 2017 Annual Report and vote online. The notice also included instructions on how to receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card. If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card from our Board of Directors were enclosed. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the annual report and the proxy statement on the Internet, which are both available at http://investor.belden.com/investor-relations/financial-information/latest-financials/default.aspx.

The agenda for this year’s annual meeting consists of the following items:

Agenda Item	Board Recommendation
1. Election of the ten directors nominated by the Company’s Board of Directors	FOR
2. Ratification of the appointment of Ernst & Young as the Company’s Independent Registered Public Accounting Firm for 2018	FOR
3. Advisory vote on executive compensation	FOR

Please refer to the proxy statement for detailed information on the proposals and the annual meeting. Your participation is appreciated.

Sincerely,

John Stroup

President, Chief Executive Officer and Chairman

of the Board

BELDEN INC.

1 North Brentwood Boulevard, 15th Floor

Saint Louis, Missouri 63105

314-854-8000

NOTICE OF 2018 ANNUAL STOCKHOLDERS’ MEETING

AGENDA

1.	To elect the ten directors nominated by the Company’s Board of Directors, each for a term of one year

2.	To ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2018

3.	To hold an advisory vote on executive compensation

4.	To transact any other business as may properly come before the meeting (including adjournments and postponements)

WHO CAN VOTE

You are entitled to vote if you were a stockholder at the close of business on Tuesday, March 27, 2018 (our record date).

FINANCIAL STATEMENTS

The Company’s 2017 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K, is available on the same website as this Proxy Statement. If you were mailed this Proxy Statement, the Annual Report was included in the package. The Form 10-K includes the Company’s audited financial statements and notes for the year ended December 31, 2017, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

By Authorization of the Board of Directors,

Brian E. Anderson

Senior Vice President-Legal, General Counsel and

Corporate Secretary

Saint Louis, Missouri

April 5, 2018

DATE:	Thursday, May 24, 2018

TIME:	12:30 p.m. CDT

PLACE:	Four Seasons Hotel Saint Louis, Mississippi Room, 8th Floor, 999 North 2nd Street, Saint Louis, Missouri 63102

    VOTING

Please vote as soon as possible to record your vote promptly, even if you plan to attend the annual meeting. You have three options for submitting your vote before the annual meeting:

Phone (if you request a full delivery of the proxy materials)

Internet

Mail (if you request a full delivery of the proxy materials)

PROXY STATEMENT FOR THE

2018 ANNUAL MEETING OF STOCKHOLDERS OF

BELDEN INC.

To be held on Thursday, May 24, 2018

Belden Inc. 2018 Proxy Statement	Page i

GENERAL INFORMATION

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules of the United States Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On April 5, 2018, we began mailing to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

CONTACT INFORMATION FOR QUESTIONS

Answers to certain frequently asked questions including the votes required for approval of the agenda items are included in this document beginning on page 50. For other questions, please see the following contact information:

For questions
Regarding:	Contact:

Annual meeting or	Belden Investor Relations, 314-854-8054
Executive Compensation Questions

Stock ownership	American Stock Transfer & Trust Company
(Stockholders of Record)	http://www.amstock.com
800-937-5449 (within the U.S. and Canada)
718-921-8124 (outside the U.S. and Canada)

Stock ownership	Contact your broker, bank or other nominee
(Beneficial Owners)

Voting	Belden Corporate Secretary, 314-854-8035

Belden Inc. 2018 Proxy Statement	Page 1

CORPORATE GOVERNANCE

The Belden Board has ten members and four standing committees: Audit, Compensation, Finance, and Nominating and Corporate Governance. The Board had six meetings during 2017; two of which were telephonic. All directors attended 75% or more of the Board meetings and the Board committee meetings on which they served.

Name of Director	Audit	Compensation	Finance	Nominating and Corporate Governance
David Aldrich		Chair
Lance C. Balk		Member	Chair
Steven W. Berglund		Member
Diane D. Brink(1)				Member
Judy L. Brown	Member		Member
Bryan C. Cressey(2)			Member	Member
Jonathan Klein				Member
George Minnich	Chair
John M. Monter	Member			Chair
John Stroup(3)
Meetings held in 2017	12	4	4	4

(1)	Ms. Brink was appointed to the Board on December 6, 2017

(2)	Lead Independent Director

(3)	Chairman of the Board

Page 2	Belden Inc. 2018 Proxy Statement

At its regular meeting on March 1, 2018, the Board determined that each of the non-employee directors seeking reappointment meets the independence requirements of the NYSE listing standards. As part of this process, the Board determined that each such member had no material relationship with the Company.

Biographies of Directors Seeking Reappointment

Director Since: 2007 Board Committees: • Compensation (Chair)

David J. Aldrich, 61

Principal Occupation, Professional Experience and Educational Background:

The Board recruited Mr. Aldrich based on his experience in high technology signal transmission applications and for his experience as a Chief Executive Officer of a public company. From April 2000 to May 2014, he served as President, Chief Executive Officer, and Director of Skyworks Solutions, Inc. (“Skyworks”). In May 2014, Mr. Aldrich was named Chairman of the Board and Chief Executive Officer of Skyworks. In May of 2016, Mr. Aldrich was named Executive Chairman of Skyworks. Skyworks is an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity.

In September 2017, Mr. Aldrich was appointed to the Board of Directors and Audit Committee of Acacia Communications, Inc. (“Acacia”). Acacia is a leading provider of high-speed coherent optical interconnect products. Mr. Aldrich also serves on the Board of Directors of the Semiconductor Industry Association.

Mr. Aldrich received a B.A. degree in political science from Providence College and an M.B.A. degree from the University of Rhode Island.

Director Since: 2000 Board Committees: • Compensation • Finance (Chair)	Lance C. Balk, 60

Principal Occupation, Professional Experience and Educational Background:

In September, 2010, Mr. Balk was appointed as General Counsel of Six Flags Entertainment Corporation. Previously, Mr. Balk served as Senior Vice President and General Counsel of Siemens Healthcare Diagnostics from November 2007 to January 2010. From May 2006 to November 2007, he served in those positions with Dade Behring, a leading supplier of products, systems and services for clinical diagnostics, which was acquired by Siemens Healthcare Diagnostics in November 2007. Previously, he had been a partner of Kirkland & Ellis LLP since 1989, specializing in securities law and mergers and acquisitions. The Board originally recruited Mr. Balk based on his expertise in advising multinational public and private companies on complex mergers and acquisitions and corporate finance transactions. He provides insight to the Board regarding business strategy, business acquisitions and capital structure.

Mr. Balk received a B.A. degree from Northwestern University and a J.D. degree and an M.B.A. degree from the University of Chicago.

Belden Inc. 2018 Proxy Statement	Page 3

Director Since: 2013 Board Committees: • Compensation	Steven W. Berglund, 66

Principal Occupation, Professional Experience and Educational Background:

Mr. Berglund’s experience as a director, president and chief executive officer of Trimble Navigation Limited, a technology based firm providing positioning and location solutions, since March 1999 make him highly qualified to serve on the Company’s Board.

Prior to joining Trimble, Mr. Berglund was President of Spectra Precision, a group within Spectra Physics AB. Mr. Berglund’s business experience includes a variety of senior leadership positions with Spectra Physics, and manufacturing and planning roles at Varian Associates. He began his career as a process engineer at Eastman Kodak.

Mr. Berglund attended the University of Oslo and the University of Minnesota where he received a B.S. in chemical engineering. He received his M.B.A. from the University of Rochester. Mr. Berglund is a member of the board of directors of the Silicon Valley Leadership Group and the Association of Equipment Manufacturers, where he is also the vice chairman of the construction sector board, and a member of the board of trustees of World Education Services.

Director Since: 2017 Board Committees: • Nominating and Corporate Governance	Diane D. Brink, 59

Principal Occupation, Professional Experience and Educational Background:

The Board recruited Ms. Brink based on her marketing expertise and experience as a senior marketing executive at a Fortune 100 technology company.

Ms. Brink currently serves as a management consultant and Senior Fellow and Adjunct Professor with the Kellogg Markets & Customers Initiative at the Kellogg School of Management at Northwestern University. Prior to her retirement in 2015, Ms. Brink served in a variety of roles at IBM, most recently as Chief Marketing Officer, IBM Global Technology Services.

Ms. Brink attended Stony Brook University, where she received a B.S. degree in computer science. She received her M.B.A. degree from Fordham University. Ms. Brink is a member of the Dean’s Council in the College of Engineering & Applied Sciences at Stony Brook University.

Page 4	Belden Inc. 2018 Proxy Statement

Director Since: 2008 Board Committees: • Audit • Finance	Judy L. Brown, 49

Principal Occupation, Professional Experience and Educational Background:

In recruiting Ms. Brown, the Board sought a member with international experience in finance and accounting to help the Company pursue its strategic global focus. As an employee of Ernst & Young for more than nine years in the U.S. and Germany, she provided audit and advisory services to U.S. and European multinational public and private companies. She served in various financial and accounting roles for six years in the U.S. and Italy with Whirlpool Corporation, a leading manufacturer and marketer of appliances. In 2004, she was appointed Vice President and Controller of Perrigo Company, a leading global healthcare supplier and the world’s largest manufacturer and marketer of over-the-counter pharmaceutical products sold under store brand labels. She was appointed Chief Financial Officer of Perrigo in 2006 and served as Executive Vice President Business Operations and Chief Financial Officer from 2016 until her departure from Perrigo Company on February 27, 2017. In April 2017, Ms. Brown was appointed Senior Vice President Global Business Solutions & Finance of Amgen Corporation, the world’s largest biotechnology company. In this role she oversees the Global Business Solutions, Global Internal Audit, Tax and Treasury organizations and Full Potential initiatives for Finance.

She received a B.S. degree in Accounting from the University of Illinois; an M.B.A. from the University of Chicago; and attended the Aresty Institute of Executive Education of the Wharton School of the University of Pennsylvania. Ms. Brown also is a Certified Public Accountant.

Director Since: 1985 Lead Independent Director Board Committees: • Finance • Nominating and Corporate Governance	Bryan C. Cressey, 69

Principal Occupation, Professional Experience and Educational Background:

Mr. Cressey previously served as Chairman of the Board from 1988-2016. For the past thirty years, Mr. Cressey has been a General Partner and Principal of Golder, Thoma and Cressey, Thoma Cressey Bravo, and Cressey & Company, all private equity firms, the last of which he founded in 2007. The firms have specialized in healthcare, software and business services. He is also a director of Select Medical Holdings Corporation, a healthcare services company, and several privately held companies. He was a director of Jazz Pharmaceuticals, a specialty pharmaceutical company until 2012. Mr. Cressey’s years of senior-level experience with public and private companies in diverse industries, his legal and business education and experience, and his regular interaction with the equity markets make him highly qualified to serve on the Company’s Board.

Mr. Cressey received a B.A. degree from the University of Washington and a J.D. degree and an M.B.A. degree from Harvard University.

Belden Inc. 2018 Proxy Statement	Page 5

Director Since: 2015 Board Committees: • Nominating and Corporate Governance	Jonathan C. Klein, 60

Principal Occupation, Professional Experience and Educational Background:

The Board recruited Mr. Klein for his extensive experience within the broadcast industry, more specifically his experience with programming, production, and over-the-top distribution models. Since 2012, Mr. Klein has served as the CEO and Co-Founder of TAPP Media, an over-the-top subscription video platform which operates paid channels built around personalities. From 2004 to 2010, he served as President of CNN leading the U.S. network to its highest ratings and profitability. Previously he had been the Founder and CEO of the FeedRoom, a pioneering online video aggregation site, developing new online advertising concepts which have become industry standards today. From 1996 to 1998 he served as Executive Vice President of CBS News, overseeing prime time programming and strategic planning for in-house studio productions.

Mr. Klein attended Brown University where he received a B.A. degree in history.

Director Since: 2010 Board Committees: • Audit (Chair)	George E. Minnich, 68

Principal Occupation, Professional Experience and Educational Background:

Mr. Minnich served as Senior Vice President and Chief Financial Officer of ITT Corporation from 2005 to 2007. Prior to that, he served for twelve years in several senior finance positions at United Technologies Corporation, including Vice President and Chief Financial Officer of Otis Elevator and of Carrier Corporation. He also held various positions within Price Waterhouse from 1971 to 1993, serving as an Audit Partner from 1984 to 1993. Mr. Minnich served on the Board of Trustees of Albright College from 2008 to 2014, is a member of the Board and Audit Committee of Kaman Corporation, an aerospace and industrial distribution company, and a Board member and Audit Committee Chair of AGCO Corporation, a maker of a broad range of tractors, combines, sprayers, forage and tillage equipment, implements and hay tools. His extensive financial and accounting experience gained over 35 years plus his experience on other public company boards was important to the Board in connection with his initial election. His senior level operational background provides the Board with additional insights into multinational industrial companies.

Mr. Minnich received a B.S. degree in Accounting from Albright College.

Page 6	Belden Inc. 2018 Proxy Statement

Director Since: 2004 Board Committees: • Audit • Nominating and Corporate Governance (Chair)	John M. Monter, 70

Principal Occupation, Professional Experience and Educational Background:

Mr. Monter served as a director of Belden 1993 Inc. beginning in 2000 and was appointed to the Company’s Board at the time of the merger of Belden 1993 Inc. and Cable Design Technologies Corporation in 2004. During his career, Mr. Monter has served in the general manager position for three companies, two manufacturers and a construction services company. Previous to his general management experience, Mr. Monter worked in several marketing and sales positions, including holding worldwide responsibilities in both marketing and sales for a multinational manufacturing company. His broad general management and sales and marketing experience at the policy-making level particularly qualifies him to serve on the Company’s Board.

From 1993 to 1996, he was President of the Bussmann Division of Cooper Industries, Inc. Bussmann is a multi-national manufacturer of electrical and electronic fuses, with ten manufacturing facilities in four countries and sales offices in most major industrial markets around the world. From 1996 through 2004, he was President and Chief Executive Officer of Brand Services, Inc. (“Brand”) and also a member of the board of directors of its parent companies, Brand DLJ Holdings (1996-2002) and Brand Holdings, LLC (2002-2006). He was named Chairman of Brand DLJ Holdings in 2001 and Chairman of Brand Holdings, LLC in 2002. From January 1, 2005 through April 30, 2006, he served as Vice Chairman of Brand Holdings, LLC. Brand is a supplier of scaffolding and specialty industrial services.

Mr. Monter received a B.S. degree in journalism from Kent State University and an M.B.A. degree from the University of Chicago.

Director Since: 2005 President, Chief Executive Officer and Chairman of Belden Inc.	John S. Stroup, 51

Principal Occupation, Professional Experience and Educational Background:

Mr. Stroup was appointed President, Chief Executive Officer and member of the Board effective October 31, 2005. He was elected Chairman of the Board on November 30, 2016. His experience in strategic planning and general management of business units of other public companies, coupled with his in-depth knowledge of the Company, makes him an integral member of the Board and a highly qualified intermediary between management and the Company’s non-employee directors.

From 2000 to the date of his appointment with the Company, he was employed by Danaher Corporation, a manufacturer of professional instrumentation, industrial technologies, and tools and components. At Danaher, he initially served as Vice President, Business Development. He was promoted to President of a division of Danaher’s Motion Group and later to Group Executive of the Motion Group. Earlier, he was Vice President of Marketing and General Manager with Scientific Technologies Inc.

Mr. Stroup received a B.S. degree in mechanical engineering from Northwestern University and an M.B.A. degree from the University of California at Berkeley. Mr. Stroup is a director of RBS Global, Inc. RBS Global manufactures power transmission components, drives, conveying equipment and other related products under the Rexnord name.

Belden Inc. 2018 Proxy Statement	Page 7

Audit Committee

The Audit Committee operates under a Board-approved written charter and each member meets the independence requirements of the NYSE’s listing standards. The Committee assists the Board in overseeing the Company’s accounting and reporting practices by, among other items:

•	selecting and reviewing the independent registered public accounting firm (Ernst & Young) who will audit the Company’s financial statements;

•	meeting with its financial management and independent registered public accounting firm to review the financial statements, quarterly earnings releases and financial data of the Company;

•	reviewing the selection of the internal auditors who provide internal audit services;

•	reviewing the scope, procedures and results of the Company’s financial audits, internal audit procedures, and internal controls assessments and procedures under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

•	providing oversight responsibility for the process the Company uses in performing its periodic enterprise risk analysis; and

•	evaluating the Company’s key financial and accounting personnel.

At its March 1, 2018 meeting, the Board determined that each of Ms. Brown and Mr. Minnich qualifies as an Audit Committee Financial Expert as defined in the rules pursuant to SOX. As previously described, each member of the Audit Committee is independent.

Compensation Committee

The Compensation Committee of Belden determines, approves and reports to the Board on compensation for the Company’s elected officers and oversees senior management succession planning. The Committee reviews the design, funding and competitiveness of the Company’s retirement programs. The Committee also assists the Company in developing compensation and benefit strategies to attract, develop and retain qualified employees. The Committee operates under a written charter approved by the Board.

Finance Committee

The Finance Committee provides oversight in the area of corporate finance and makes recommendations to the Board about the financial aspects of the Company. Examples of topics upon which the Finance Committee may provide guidance include capital structure, capital adequacy, credit ratings, capital expenditure planning, and dividend policy and share repurchase programs. The Committee is governed by a written charter approved by the Board.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies, evaluates, and recommends nominees for the Board for each annual meeting (and to fill vacancies during interim periods); evaluates the composition, organization and governance of the Board and its committees; and develops and recommends corporate governance principles and policies applicable to the Company. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such nominations are submitted to the Company prior to the deadline for proposals as noted above under the caption “Nomination of Director Candidates” on page 54.

The Committee’s responsibilities with respect to its governance function include considering matters of corporate governance and reviewing (and recommending to the Board revisions to) the Company’s corporate governance principles and its code of conduct, which applies to all Company employees, officers and directors. The Committee is governed by a written charter approved by the Board.

Page 8	Belden Inc. 2018 Proxy Statement

Corporate Governance Documents

Current copies of the Audit, Compensation, Finance and Nominating and Corporate Governance Committee charters, as well as the Company’s governance principles and code of conduct, are available on the Company’s website at http://investor.belden.com/investor-relations/corporate-governance/governance-documents/default.aspx. Printed copies of these materials are also available to stockholders upon request, addressed to the Corporate Secretary, Belden Inc., 1 North Brentwood Boulevard, 15th Floor, Saint Louis, Missouri 63105.

During 2017, it became clear that the Company’s stockholders were dissatisfied with the Company’s prior decision to extend that certain Rights Agreement, dated as of December 11, 1996, as amended, between the Company and American Stock & Trust Company, LLC, successor to Computershare Trust Company, N.A., and prior to that the First National Bank of Boston (the “Rights Agreement”), through December 10, 2019 without obtaining the prior consent of stockholders. After considering the feedback offered by stockholders, the Board of Directors authorized Company management to redeem the Rights Agreement, effective as of March 27, 2018. The Company announced the redemption of the Rights Agreement on March 23, 2018 (the “Redemption”). For additional information, please see the Form 8-K filed by the Company on March 23, 2018.

Related Party Transactions and Compensation Committee Interlocks

It is our policy to review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Annually, we obtain information from all directors and executive officers with respect to related party transactions to determine, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in any such transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our proxy statement. We have determined that there were no material related party transactions during 2017.

None of our executive officers served during 2017 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Communications with Directors

The Company’s Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board (including John Stroup, Chairman of the Board, or Bryan Cressey, Lead Independent Director and presiding director for non-management director meetings), any Board committee, or any chair of any such committee by U.S. mail, through calling the Company’s hotline or via e-mail.

To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Company’s Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary, Belden Inc.” at 1 North Brentwood Boulevard, 15th Floor, Saint Louis, MO 63105. To communicate with any of our directors electronically or through the Company’s hotline, stockholders should go to our corporate website at http://investor.belden.com/investor-relations/corporate-governance/governance-documents/default.aspx. On this page, you will find a section titled “Contact the Belden Board”, on which are listed the Company’s hotline number (with access codes for dialing from outside the U.S.), the Internet address for our web-based hotline portal and an e-mail address that may be used for writing an electronic message to the Board, any individual directors, or any group or committee of directors. Please follow the instructions on our website to send your message.

All communications received as set forth in the preceding paragraph will be opened by (or in the case of the hotline, initially reviewed by) our corporate ombudsman for the sole purpose of determining whether the contents represent a message to our directors. The Belden ombudsman will not forward certain items which

Belden Inc. 2018 Proxy Statement	Page 9

are unrelated to the duties and responsibilities of the Board, including: junk mail, mass mailings, product inquiries, product complaints, resumes and other forms of job inquiries, opinion surveys and polls, business solicitations, promotions of products or services, patently offensive materials, advertisements, and complaints that contain only unspecified or broad allegations of wrongdoing without appropriate supporting information.

In the case of communications to the Board or any group or committee of directors, the corporate ombudsman’s office will send copies of the contents to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

In addition, it is the Company’s policy that each director attends the annual meeting absent exceptional circumstances. Each director that was then a member of the Board of Directors attended the Company’s 2017 annual meeting.

Board Leadership Structure and Role in Risk Oversight

John Stroup, President and Chief Executive Officer of the Company, serves as Board Chairman. Mr. Stroup provides strategic planning expertise, general management experience, and in-depth knowledge of the Company, and, as Chairman of the Board, acts as an important liaison between management and the Company’s non-employee directors.

Bryan Cressey, who is independent of management and the Company and previously served as Board Chairman from 1988 to 2016, is the Lead Independent Director and continues to provide strong leadership experience, strategic vision and an understanding of the risks associated with our business. As Lead Independent Director, Mr. Cressey maintains the power to provide formal input into board meeting agendas, call meetings of the independent directors, and preside over meeting of the independent directors should such a meeting occur.

Our Board assesses on an ongoing basis the risks faced by the Company in executing its strategic plan. These risks include strategic, technological, competitive and operational risks. The Audit Committee oversees the process we use in performing our periodic enterprise risk management analysis (while the Board oversees the content of the analysis, management is responsible for the execution of the process and the development of the content).

Non-Employee Director Stock Ownership Policy

The Board’s policy requires that each non-employee director hold Company stock equal in value to five times his or her annual cash retainer (currently 5 times $77,250). Upon appointment, a member has five years to meet this requirement, but must meet interim goals during the five-year period of: 20% after one year; 40% after two years; 60% after three years; and 80% after four years. The value of unvested RSUs are included in making this determination at the higher of their grant date value or current market value. Each non-employee director meets either the full-period or interim-period holding requirement: Ms. Brown and Messrs. Aldrich, Balk, Berglund, Cressey, Klein, Minnich and Monter each meet 100% of the stock holding requirement. Ms. Brink, who was appointed in December 2017, is not yet subject to the minimum holdings requirement.

Page 10	Belden Inc. 2018 Proxy Statement

DIRECTOR COMPENSATION

The following table reflects the director annual compensation structure as of December 31, 2017 and as of May 1, 2018 per changes approved by the Board at its March 2018 meeting:

Description	As of December 31, 2017 ($)	As of May 1, 2018 ($)	Recipient(s)
Cash Components
Basic Retainer	77,250	78,000	All except Stroup
Audit Committee Chair	12,900	13,000	Minnich
Other Committee Chair	6,700	6,800	Aldrich, Balk and Monter
Audit Committee Service	6,700	6,800	Brown, Minnich and Monter
Multiple Committee Service	6,700	6,800	Balk, Brown, Cressey and Monter
Lead Independent Director	25,750	26,000	Cressey
Equity Components
Restricted Stock Unit Grant	143,150	144,500	All except Stroup
Additional Grant for Lead Independent Director	25,750	26,000	Cressey

The following table provides information on non-employee director compensation for 2017.

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	All Other Compensation(3) ($)	Total ($)
David Aldrich	83,133	143,131	-	433	226,697
Lance C. Balk	89,767	143,131	-	16,898	249,796
Steven W. Berglund	76,500	143,131	-	433	220,064
Diane D. Brink	6,438	205,725	-	-	212,163
Judy L. Brown	89,767	143,131	-	433	233,331
Bryan C. Cressey	108,633	168,931	-	564	278,128
Jonathan Klein	76,500	143,131	-	767	220,398
George Minnich	95,900	143,131	-	420	239,451
John M. Monter	96,400	143,131	-	433	239,964

(1)	Amount of cash retainer and committee fees.

(2)

As required by the instructions for completing this column “Stock Awards,” amounts shown are the grant date fair value of stock awards granted during 2017. The assumptions used in calculating these amounts are described in Note 19: Share-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Each continuing director other than Mr. Cressey and Ms. Brink received 2,036 RSUs on May 26, 2017 that vest in

Belden Inc. 2018 Proxy Statement	Page 11

one year. On the same date, Mr. Cressey received 2,403 RSUs that vest in one year. Ms. Brink received 2,500 RSUs on December 6, 2017, that vest in 1/3 increments on the first, second and third anniversaries of the grant date.

(3)	Amount of interest earned on deferred director fees and dividends paid on vested stock awards.

ITEM I – ELECTION OF TEN DIRECTORS

The Company currently has ten directors – Mses. Brink and Brown and Messrs. Aldrich, Balk, Berglund, Cressey, Klein, Minnich, Monter and Stroup. The term of each director will expire at this annual meeting and the Board proposes that each of Mses. Brink and Brown and Messrs. Aldrich, Balk, Berglund, Cressey, Klein, Minnich, Monter and Stroup be reelected for a new term of one year and until their successors are duly elected and qualified. Each nominee has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

THE BELDEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NOMINATED SLATE OF DIRECTORS.

Page 12	Belden Inc. 2018 Proxy Statement

PUBLIC ACCOUNTING FIRM INFORMATION

ITEM II – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018

It is anticipated that Ernst & Young LLP (“EY”) will be selected as our independent registered public accounting firm for the year ending December 31, 2018, and the Board of Directors has directed that management submit the anticipated appointment for ratification by the stockholders at the annual meeting. EY has served as our registered public accounting firm since the 2004 merger of Belden Inc. and Cable Design Technologies Corporation, and prior to that served as Belden 1993 Inc.’s registered public accounting firm since it became a public company in 1993. A representative of the firm will be present at the annual meeting, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

We are not required to obtain stockholder ratification of the appointment of EY as our independent registered public accounting firm. However, we are submitting the appointment to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain EY. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in our best interests and the best interests of our stockholders.

Fees to Independent Registered Public Accountants for 2017 and 2016

The following table presents fees for professional services rendered by EY for the audit of the Company’s annual financial statements and internal control over financial reporting for 2017 and 2016 as well as other permissible audit-related and tax services.

	2017	2016
Audit Fees	$2,965,000	$3,090,000
Audit-Related Fees	368,467	-
Tax Fees	808,506	449,131
All Other Fees	-	-
Total EY fees	$4,141,973	$3,539,131

“Audit fees” primarily represent amounts paid or expected to be paid for audits of the Company’s financial statements and internal control over financial reporting under SOX 404, reviews of SEC Form S-3, Form S-8, Forms 10-Q, Form 10-K and the proxy statement, statutory audit requirements at certain non-U.S. locations, and comfort letter procedures related to debt issuances.

“Audit-related fees” are primarily related to due diligence services on completed and potential acquisitions.

“Tax fees” for 2017 and 2016 are for domestic and international compliance totaling $40,410 and $117,301, respectively, and tax planning totaling $768,096 and $331,830, respectively.

In approving such services, the Audit Committee did not rely on the pre-approval waiver provisions of the applicable rules of the SEC.

Audit Committee’s Pre-Approval Policies and Procedures

Audit Fees: For 2017, the Committee reviewed and pre-approved the audit services and estimated fees for the year. Throughout the year, the Committee received project updates and approved or ratified amounts that significantly exceeded the original estimates, if any.

Belden Inc. 2018 Proxy Statement	Page 13

Audit-Related and Non-Audit Services and Fees: Annually, and otherwise as necessary, the Committee reviews and pre-approves all audit-related and non-audit services and the estimated fees for such services. For recurring services, such as tax compliance and statutory filings, the Committee reviews and pre-approves the services and estimated total fees for such matters by category and location of service.

For non-recurring services, such as special tax projects, due diligence, or other tax services, the Committee reviews and pre-approves the services and estimated fees by individual project. Up to an approved threshold amount, the Committee has delegated approval authority to the Committee Chair.

For both recurring and non-recurring services, the projected fees are updated quarterly and the Committee considers and, if appropriate, approves any amounts exceeding the original estimates.

Should an engagement need pre-approval before the next Committee meeting, the Committee has delegated to the Committee Chair authority to grant such approval up to an approved spending threshold. Thereafter, the entire Committee will review such approval at its next quarterly meeting.

Report of the Audit Committee

The Audit Committee assists the Board in overseeing various matters, including: (i) the integrity of the Company’s financial statements; (ii) all material aspects of the Company’s financial reporting, internal accounting control and audit functions; (iii) the qualifications and independence of the independent auditors; and (iv) the performance of the Company’s internal audit function and independent auditors.

The Audit Committee’s oversight includes reviewing with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Management has the responsibility for the implementation of these activities and is responsible for the Company’s internal controls, financial reporting process, compliance with laws and regulations and the preparation and presentation of the Company’s financial statements.

Ernst & Young LLP (“EY”), the Company’s registered public accounting firm for 2017, is responsible for performing an independent audit of the consolidated financial statements and an audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) and issuing reports with respect to these matters, including expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In connection with the Company’s December 31, 2017 financial statements, the Committee: (i) has reviewed and discussed the audited financial statements with management (including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and EY’s audit of the Company’s internal control over financial reporting for 2017); (ii) has discussed with EY the matters required to be discussed under PCAOB Auditing Standard No. 1301, Communications with Audit Committees; and (iii) has received and discussed with EY the written disclosures and letter from EY required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with EY its independence from the Company.

As part of such discussions, the Committee has considered whether the provision of services provided by EY, not related to the audit of the consolidated financial statements and internal control over financial reporting referred to above or to the reviews of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, is compatible with maintaining EY’s independence. (Above is a report on audit fees, audit-related fees, tax fees, and other fees the Company paid EY for services performed in 2017 and 2016.) The Committee has concluded that EY’s provision of non-audit services to the Company and its subsidiaries is compatible with its independence.

Page 14	Belden Inc. 2018 Proxy Statement

Based on these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2017.

Audit Committee

George E. Minnich (Chair)

Judy L. Brown

John M. Monter

THE BELDEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR 2018.

Belden Inc. 2018 Proxy Statement	Page 15

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Note: Throughout this section, the Company utilizes adjusted results and other non-GAAP measures to describe Company performance. For a reconciliation of each non-GAAP measure to its most closely comparable GAAP measure, please see the Form 8-K filed with the SEC by the Company on February 1, 2018.

A NOTE FROM THE BELDEN COMPENSATION COMMITTEE

Valued Belden Stockholders:

The Committee would like to thank Belden’s stockholders for another year of loyal support in 2017. For the sixth consecutive year, our Say-on-Pay proposal was supported by over 97% of the voted shares. This illustrates to us that: (1) the stockholders understand and support the Company’s strategy, (2) the stockholders agree that the compensation structure is well aligned with strategy and (3) the stockholders believe in the management team and there is an open line of communication between management and stockholders. Continuous engagement with the investment community is a top priority for Belden management and our consistent Say-on-Pay support signals to us that management is executing well on this priority.

2017 saw Belden continue to grow, though not in line with our expectations. We experienced record revenues, record EBITDA, and record adjusted net income in 2017, and successfully executed a number of strategic actions that will leave the Company well positioned for future success. In May 2017, Belden successfully completed the acquisition of Thinklogical, greatly enhancing the Company’s enterprise solutions offerings by adding a technology leader with one-of-a-kind, mission critical solutions. In July 2017, the Company completed an issuance of €450 million of Senior Subordinated Notes due 2027 carrying an interest rate of 3.375%, and in September 2017, the Company completed an offering of €300 million Senior Subordinated Notes due 2025 carrying an interest rate of 2.875%. The interest rates associated with these notes are the lowest long term borrowing rates in the Company’s history and, in each case, the proceeds were utilized to redeem notes with 5.5% interest rates. This allowed the Company to lower its fixed interest expense and solidify a capital structure with debt maturities pushed out significantly. The enhanced balance sheet will provide the Company with the resources and flexibility to drive growth in the future, including through the pursuit of additional acquisition opportunities to advance its overall strategy.

Notwithstanding the previously mentioned records and the successful execution of important strategic actions, our overall performance in 2017 did not meet our expectations, based on management’s commitments to the Board. As the Compensation Committee, it is our duty to ensure that the Belden compensation program is appropriately designed to reward excellent performance, and to hold management accountable when performance falls below expectations. We believe the program is functioning properly in this regard. Annual cash incentive payouts are down substantially from last year and no executive has realized any value from the last three equity grant cycles. Please keep this in mind as you read the Summary Compensation Table, as the figures shown there differ greatly from the realized and realizable values. Much of that value is still available to executives, but it must be earned.

Discipline on our executive compensation is what our stockholders expect and deserve. We believe that after reviewing the materials that follow, you will continue to agree that we are performing our duty of aligning pay with performance and aligning the interests of our executives with those of our stockholders. Therefore, we request your support for Belden’s 2018 Say-on-Pay proposal. If at any time you would like to discuss the compensation program, we are available to address your questions. Thank you for your consideration.

The Belden Inc. Compensation Committee

DAVID ALDRICH, CHAIR	LANCE BALK	STEVE BERGLUND

Page 16	Belden Inc. 2018 Proxy Statement

I.      Introduction

In this section, we discuss our compensation program as it pertains to our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers who were serving at the end of 2017. We refer to these five persons throughout as the “named executive officers” or our “NEOs”.

For 2017, our named executive officers were:

John Stroup	President, Chief Executive Officer and Chairman
Henk Derksen	Senior Vice President, Finance, and Chief Financial Officer
Glenn Pennycook	Executive Vice President, Enterprise and Broadband Solutions
Dhrupad Trivedi	Executive Vice President, Network Solutions
Roel Vestjens	Executive Vice President, Industrial Solutions and Broadcast IT Solutions

II.      Executive Summary

As noted by our Compensation Committee above, 2017 was marked by record performance in a number of areas, but nevertheless fell short of expectations. The issuance of the long term Euro-denominated debt in July and September allowed us to continue to reduce our net leverage and position ourselves for value-enhancing capital allocation opportunities. While the business as a whole experienced record performance, all four of our product platforms fell short of their revenue targets. The results of our productivity improvement programs can be seen in our strong EBITDA margins of 18.2%, which is within our long-term desired range of 18-20%. Some other financial highlights of the consolidated business included the following (see the Company’s Form 8-K filed on February 1, 2018 for a reconciliation of GAAP financial measures to non-GAAP measures):

•	Revenues of $2.389 billion, with adjusted EBITDA margin of 18.2%

•	Adjusted Net income of $265.0 million, up 10.4% over 2016.

•	Adjusted EBITDA of $434.3 million, a Company record.

The Company’s 2017 overall financial results and the individual performance of our NEOs are discussed under Annual Cash Incentive Plan Awards beginning on page 22.

Our compensation program design takes into account several stockholder friendly features, including:

•	Performance stock unit awards granted under the long term incentive plan (“LTIP”) with the following features:

•	Performance measurement period of three years.

•	Two factor performance metrics.

•	Use of a relative measure (total stockholder return relative to the S&P 1500 Industrials Index).

•	No provision for any accrued dividend equivalents.

•	Limited perquisites.

•	No change-in-control-related excise tax gross-ups in employment agreements entered into after January 1, 2010.

•	Double trigger change-in-control provisions for severance in employment agreements.

•	Double trigger vesting for equity awards granted since 2014.

•	No history of option repricing or cash buyouts of underwater options.

•	Equity plans do not have evergreen share authorizations and do not allow for aggressive share recycling.

•	Robust director and officer ownership guidelines, including six times annual base salary for the Chief Executive Officer.

Belden Inc. 2018 Proxy Statement	Page 17

•	No guaranteed annual cash incentive plan (“ACIP”) or LTIP awards for officers. Both plans also contain award caps. The Chief Executive Officer’s maximum ACIP payout is capped at 200% of target and does not include a discretionary individual performance factor.

III.      2017 Say-on-Pay Review

For the sixth consecutive year, our executive compensation program was endorsed by a vast majority of our stockholders. With 91.11% of our shares voting on the issue, we received 97.26% in favor of the proposal, with only 2.45% opposing and 0.28% abstaining. We believe this is a reflection of the transparency of our program, which is clearly aligned with the interests of our stockholders. Based on this strong endorsement, and the view of our compensation committee is that the program is performing properly, we did not make any changes to the existing structure of the program.

IV.      Compensation Objectives and Elements

A.      Objectives

Belden’s executive compensation program is designed to support the interests of stockholders by rewarding executives for achievement of the Company’s specific business objectives, which for the NEOs in 2017 included net income from continuing operations, EBITDA, revenue, operating working capital turns and inventory turns. The overarching principles of the program are:

•	Allocating a significant percentage of compensation to performance-based pay that is dependent upon achievement of the Company’s performance goals, without encouraging excessive or unnecessary risk taking.

•	Aligning executives’ interests with stockholder interests by providing significant stock-based compensation and expecting executives to have a long term perspective by holding the stock they earn in compliance with our ownership guidelines.

•	Attracting and retaining talented executives by providing competitive compensation opportunities.

•	Rewarding overall corporate results while recognizing individual contributions and behaviors consistent with our values.

Page 18	Belden Inc. 2018 Proxy Statement

B.      Elements

Below is an illustration of Belden’s compensation program. Individual compensation packages and the mix of base salary, annual cash incentive opportunity and long-term equity incentive compensation for each NEO vary depending upon the executive’s level of responsibilities, potential, performance and tenure with the Company. Each of the elements shown below is designed for a specific purpose, with the overall goal of achieving a high and sustainable level of Company and individual performance. The percentage of total compensation that is performance-based and therefore at risk generally increases as an officer’s level of responsibilities increases. Approximately 80% of Mr. Stroup’s 2017 compensation as reported in the summary compensation table was performance-based compensation, compared to 80% in 2016 and 85% for 2015. The chart below is not to scale for any particular named executive officer.

Additionally, the Company provides competitive retirement and benefit programs to our NEOs on the same basis as other employees and limited perquisites as described under Compensation Policies and Other Considerations.

C.      Pay for Performance Philosophy

Our ability to execute on our strategic plan relies on implementation of our talent management program. We continually seek to hire and retain high performing and high potential managers to both drive performance today and build a dependable bench of successors for the future. The principles of the program are as follows:

•	We believe that providing the highest reward to those who deliver the highest levels of performance creates an environment where everyone is motivated to continually improve and strive for their best;

•	We set objective performance measures and hold ourselves accountable for delivery of the results and our own performance;

•	We believe that performance is both what you do and how you do it, so we measure specific delivery of results and how effectively we have lived our values in the current calendar year;

Belden Inc. 2018 Proxy Statement	Page 19

•	We use our annual performance and compensation review process to assess performance in the year and allocate greater reward to those who delivered the highest performance relative to other members of a particular team; and

•	We provide honest and timely feedback to each other on performance and opportunities to continuously improve, so that everyone has the opportunity to be the very best at what they do.

We believe that this philosophy has provided an appropriate balance to drive continuous improvement and retain high performing employees. More importantly, we believe the incentives we provide for achievement without rewarding under-performance aligns the interests of our managers closely with those of our investors, which is the main objective.

D.      Compensation Design

Role of Compensation Consultant

Following an analysis based on rules promulgated by the NYSE, the Compensation Committee has retained Deloitte Consulting LLP (“Deloitte Consulting”) as its independent compensation consultant. Deloitte Consulting reports directly to the Committee. The Committee generally relies on Deloitte Consulting to provide it with comparison group benchmarking data and information as to market practices and trends, and to provide advice on key Committee decisions.

In 2017, Deloitte Consulting provided advice to the Compensation Committee and management in connection with the composition of peer companies we use for benchmarking purposes, the design of our annual cash incentive and long-term incentive programs, and our executive employment agreements. For its compensation consulting in 2017, we paid Deloitte Consulting $128,922.

In 2017, our financial management separately engaged affiliates of Deloitte Consulting to perform other services involving internal controls auditing, tax consulting and acquisition due diligence. For these non-compensation related services, we paid Deloitte Consulting’s affiliates $6,540,374. The Compensation Committee did not approve these charges prior to their incurrence, but considered them in connection with Deloitte Consulting’s retention for 2018. Given the nature and scope of these other services, the Compensation Committee does not believe this work had any impact on the independence of our independent consultant. In addition to considering the type and volume of other services performed by Deloitte Consulting and the fees associated therewith in assessing Deloitte Consulting’s independence, the Compensation Committee considered a number of other factors. These factors include Deloitte Consulting’s policies and procedures designed to prevent conflicts of interest; the nature of any business or personal relationship between Deloitte Consulting’s primary consultant and any member of the Compensation Committee or any other executive officer of the Company; and any Belden stock owned by the Deloitte Consulting employees servicing the Company’s account. Deloitte Consulting has represented to the Company that none of its employees that service the Company’s account own Belden stock.

Benchmarking and Survey Data

In determining total compensation levels for our NEOs, the Compensation Committee reviews market trends in executive compensation and a competitive analysis prepared by Deloitte Consulting, which compares our executive compensation to both the companies in the comparator group described below and to broader market survey data. The Committee also considers other available market survey data on executive compensation philosophy, strategy and design. The Company’s compensation philosophy is to target base salaries at the 50th percentile of the competitive market. Individual executives may have base salaries above or below the target based on their individual performances, internal equity and experience. As discussed above, at-risk incentive compensation components have the potential to reward our executives at levels above industry medians, but only when the Company is outperforming the industry.

Page 20	Belden Inc. 2018 Proxy Statement

The Committee chose our comparator group from companies in the primary industry segments in which the Company operates and competes for talent.

The comparator group companies for 2017 were as follows:

Acuity Brands, Inc.	Curtiss-Wright Corporation	Regal Beloit Corporation
Amphenol Corporation	General Cable Corporation	Roper Industries, Inc.
Anixter International Inc.	Hexcel Corporation	Viavi Solutions Inc.
A.O. Smith Corporation	Hubbell Incorporated	Wesco International, Inc.
Carlisle Companies Incorporated	IDEX Corporation

ISS and Glass-Lewis independently develop and publish peer groups that they use to analyze our compensation. It is noteworthy that of the 14 companies in our comparator group, 11 were chosen by ISS, Glass-Lewis, or both, as appropriate peer companies in their 2017 reports. The Committee considers the comparator group competitive pay analysis and survey data as relevant, but non-determinative data points in making its pay decisions. The approach to pay decisions is not formulaic and the Committee, based on advice from Deloitte Consulting, exercises judgment in making them.

Each year, the Committee reviews the performance evaluations and pay recommendations for the named executive officers and the other senior executives. The Compensation Committee, with input from the Board, meets in executive session without the CEO present to review the CEO’s performance and set his compensation. In its most recent review in February 2018, the Committee concluded that the total direct compensation of executive officers, with respect to compensation levels, as well as structure, are consistent with our compensation design and objectives.

V.      2017 Compensation Analysis

A.      Base Salary Adjustments

Salaries of executive officers are reviewed annually and at the time of a promotion or other change in responsibilities. Increases in salary are based on a review of the individual’s performance against objective performance measures, the competitive market, the individual’s experience and internal equity. For executives who earn a composite individual performance score of 0.91 or more, base salaries may be adjusted using a merit salary increase matrix, discussed below. An executive who scores less than 0.91 and fails to improve his or her performance may be subject to disciplinary action, including dismissal.

The executive is scored on our merit salary increase matrix that is annually reviewed by the Committee and, if appropriate, revised to reflect the competitive market, based on the salary survey data noted above. The executive’s salary is classified based on three categories: below market, market and above market. Company-wide, the ranking system, which assigns personal performance factor ranging from 0.5 to 1.5, is designed to take the form of a normal distribution.

2017 Merit Increase Guidelines for Named Executive Officers

		Personal Performance Factor
Current Salary	Current Salary as a % of Midpoint	0.50–0.90	0.91–1.10	1.11–1.50
Above Market	Above 105%	0%	0%-2%	2%-5%
Market	95%-105%	0%	0%-3%	4%-8%
Below Market	Below 95%	0%	3%-5%	6%-10%

Belden Inc. 2018 Proxy Statement	Page 21

The timing and amount of any salary adjustment will be based on the executive’s annual overall performance ranking and whether the executive falls “below,” “at” or “above” market as compared to the median of the applicable market data noted above.

For example, an executive with an overall ranking of “1.25” who is “above market” will receive a lower salary increase than an executive with a ranking of “1.25” who is “below market”.

The named executive officers’ salaries as of December 31, 2017 are provided in the following table:

Name	Annual Base Salary at December 31, 2017
Mr. Stroup	$875,000
Mr. Derksen	$561,794
Mr. Pennycook	$412,742
Mr. Trivedi	$390,109
Mr. Vestjens	$420,756

B.      Annual Cash Incentive Plan Awards

Executive officers participate in our annual cash incentive plan. Overall, we had 2,366 employees participate in the plan’s 2017 performance offering. Under the plan, participants earn cash awards based on the achievement of Company, business unit and individual performance goals. For 2017, the amount paid under the plan to all participants was approximately $14.493 million or approximately 3.7% of adjusted net income before ACIP expense. This compares to approximately 7.8%, 6.7%, 7.7%, and 7.3% in 2016, 2015, 2014, and 2013, respectively, as shown below:

(Dollar amounts in thousands)	2017	2016	2015	2014	2013
Adjusted Net Income	$265,019	$239,975	$213,722	$186,167	$165,139
Tax effected ACIP Expense (assuming 30% rate) (a)	$10,145	$20,306	$15,400	$15,527	$12,984
Adjusted Net Income Before ACIP Expense (b)	$275,164	$260,281	$229,122	$201,694	$178,123
Reflected as a percentage (a divided by b)	3.68%	7.80%	6.72%	7.70%	7.29%
Form 8-K in which adjusted net income is reconciled to GAAP net income	February 1, 2018	February 2, 2017	February 9, 2016	February 5, 2015	February 6, 2014

A participant’s award (other than the CEO) is computed using the following formula:

ACIP Award = Base Salary  X  Target Percentage  X  Financial Factor  X  Personal Performance Factor

In 2012, based on the fact that Mr. Stroup’s personal performance factor (“PPF”) had consistently been equal to or greater than 1.0, the Compensation Committee removed the component from the calculation of Mr. Stroup’s ACIP award. The Committee desired to avoid any perception that the PPF was simply serving as a second multiplier to Mr. Stroup’s award. Given his direct reporting relationship to the Board, the Committee is comfortable that Mr. Stroup is fully accountable without the need of the additional lever to adjust his ACIP award downward or upward.

Page 22	Belden Inc. 2018 Proxy Statement

Target Percentages

For 2017, each NEO’s ACIP Target Percentages were as follows: Mr. Stroup – 130%, Mr. Derksen – 75%, and Mr. Trivedi – 70%. The target percentages for Messrs. Pennycook and Vestjens were increased from 70% to 75% in February 2017. Their payouts were determined based on a pro-rated formula using 70% for two months and 75% for ten months.

Financial Factors

As stated above, performance targets for calculating the Financial Factors were based on net income from continuing operations, EBITDA, revenues, operating working capital turns and inventory turns. In addition, as discussed further below, the performance stock units (“PSUs”) had performance targets based on relative total stockholder return and free cash flow. In order to ensure that we are rewarding performance that drives stockholder value, these factors flow from and support the strategic financial goals we communicate to our investors.

Performance Factor Determination and Adjustments

The performance factors we use that make up the Financial Factor support our short- and long-range business objectives and strategy. We have selected multiple factors because we believe no one metric is sufficient to capture the performance we are seeking to achieve and any one metric in isolation may not promote appropriate management performance. Management and the Board believe that income from continuing operations and EBITDA are the financial metrics most clearly aligned with the enhancement of stockholder value. Therefore, they are weighted heavily in our consolidated and platform targets. Additionally, revenue growth has been highlighted by our stockholders as a key component of value creation. Consistent with our Lean manufacturing philosophy, continuous improvement in inventory and working capital turnover remains a high corporate priority.

In setting performance goals, we consider our annual and long-range business plans and factors such as our past variance to targeted performance, economic and industry conditions, and our industry performance. We set challenging, realistic goals that will motivate performance within the top quartile of our comparator group based on consensus data on the peer companies publicly available at the time the targets are set. We recognize that the metrics may need to change over time to reflect new priorities and, accordingly, review these performance metrics at the beginning of each performance period.

In 2017, threshold, target and maximum levels for the performance factors that make up the Financial Factors were set to challenge management to grow the company to outpace an accelerating growth environment. For instance, the 2017 target for consolidated net income from continuing operations reflected an approximate 6% increase over actual 2016 performance. Likewise, the consolidated EBITDA target represented a 5% improvement over actual 2016 performance. Targets for the business platforms reflected similar improvement initiatives. With the exception of EBITDA performance at Industrial Solutions and Broadband Solutions, the results were disappointing. Extraordinary execution on tax planning initiatives delivered a near target performance on consolidated net income.

Belden Inc. 2018 Proxy Statement	Page 23

Officers with company-wide responsibilities (Messrs. Stroup and Derksen) were measured using consolidated performance. Messrs. Pennycook, Trivedi and Vestjens were compensated based on the performance of the Enterprise and Broadband Solutions, Network Solutions, and Industrial Solutions and Broadcast IT platforms, respectively. The applicable factors and weighting percentages are set during the first quarter of each performance period as shown in the charts below and illustrated in further detail on Appendix I.

Messrs. Stroup and Derksen

Mr. Pennycook

Mr. Trivedi

Mr. Vestjens

Page 24	Belden Inc. 2018 Proxy Statement

Consistent with the terms of the annual cash incentive plan, the performance factors were adjusted to reflect certain unusual events that occurred during the year. These adjustments can result in either increases or decreases in performance factors and in 2017 primarily concerned amortization of intangible assets, severance, restructuring and acquisition integration costs, depreciation expense, as well as the income tax impact of these adjustments. The Compensation Committee and the Audit Committee meet jointly to analyze and approve the adjustments recommended by management. The Committees agree that it was appropriate to adjust the financial results for these matters to properly capture our operating results and to eliminate the potential for managers delaying strategic decisions beneficial to the Company in the long term (e.g., restructuring) because of the impact of those decisions on short-term financial metrics or to benefit from favorable one-time adjustments or unbudgeted events (such as acquisitions).

For each individual performance factor, threshold, target and maximum amounts are set by the Compensation Committee. Actual performance at the threshold level is reflected with a Financial Factor score of 0.5, actual performance at the target level is reflected with a Financial Factor score of 1.0 and actual performance at or above the maximum level is reflected with a Financial Factor score of 2.0. Performance between the threshold and target and between the target and maximum are interpolated on a linear basis. Actual performance below the threshold would result in a component score of 0 and the failure to achieve at least threshold performance on the consolidated net income/platform EBITDA component would result in an overall Financial Factor of 0. Because Financial Factors are capped at 2.0 and because, as described below, he does not have a Personal Performance Factor, Mr. Stroup’s ACIP payout cannot mathematically be higher than 200% of his target payout.

The performance factor definitions, thresholds, targets and actual results, as well as the applicable weighting and calculations for each NEO are contained in Appendix I, which is incorporated herein by this reference. The applicable 2017 Financial Factor for the NEOs is as follows:

Named Executive Officer	Financial Factor
Mr. Stroup	0.40
Mr. Derksen	0.40
Mr. Pennycook	0.77
Mr. Trivedi	0.56
Mr. Vestjens	0.57

Personal Performance Factor

Each named executive officer other than Mr. Stroup establishes annual personal performance objectives. As discussed above, the Committee feels that the consolidated Financial Factor is the best reflection of Mr. Stroup’s personal performance and, thus, he does not have a separate Personal Performance Factor (“PPF”). The other NEO’s objectives are agreed upon between the NEO and Mr. Stroup. At the end of the year, the parties measure progress relative to the objectives, as well as an assessment of how effectively the individual has lived the Company’s values during the year. Mr. Stroup scores each NEO’s PPF on a scale of 0.50 to 1.50.

The personal performance goals reflected in the Personal Performance Factor measure the attainment of short- and long-term goals that often are in furtherance of achieving objectives set out in our three-year strategic plan. Personal performance goals can be qualitative in nature and the determination of the NEO’s degree of attainment of them generally requires the judgment of Mr. Stroup. The values scoring is, by definition, subjective based on the manager’s observations throughout the year, as well as feedback collected from others inside and outside of the organization.

As a general rule, the higher in the organizational structure that one sits, the more global in scope are his or her personal objectives. Mr. Derksen, as the CFO, had objectives in the areas of talent management, information technology and investor relations performance, but also focused other objectives on areas specific to the

Belden Inc. 2018 Proxy Statement	Page 25

finance function, e.g., accounting, tax and capital structure. As the EVPs of three of Belden’s product platforms, the objectives of Messrs. Pennycook, Trivedi, and Vestjens were supportive of the Company’s global goals, but focused within their respective business units. Their objectives related to the areas of growth, both organic and M&A, talent management and operational excellence through the continued institution of Lean enterprise principles in their respective business units.

The 2017 Personal Performance Factors for the NEOs as recommended by Mr. Stroup and approved by the Committee ranged from 1.00 to 1.10.

Annual Cash Incentive Plan Payouts

Based on the preceding discussion, each NEO’s annual cash incentive plan award is as shown in the table below. The awards were paid out following adoption of the Financial Factors and Personal Performance Factors by the Committee in February 2018.

NEO	2017 ACIP Award(1) ($)	Percentage of Target
John Stroup	455,000	40%
Henk Derksen	176,970	42%
Glenn Pennycook	247,500	81%
Dhrupad Trivedi	152,920	56%
Roel Vestjens	195,660	63%

(1)	For administrative convenience, the final payouts are rounded to the nearest ten dollar amount.

C.      Performance-Based Equity Awards

Our long-term equity incentive plan is designed to align the financial interests of our executives and our stockholders by providing executives with a continuing stake in the long-term success of the company. With grants of SARs that have value only if Belden’s stock price increases and PSUs that only convert into Belden shares if certain performance metrics are achieved, the plan emphasizes Pay-for-Performance. For 2017, executive officers received 50% of their LTI award (discussed below) under the plan in the form of SARs and 50% in the form of PSUs.

Individual performance, the competitive market, executive experience and internal equity were factors used to determine the total dollar value of SARs and PSUs granted to each executive officer in 2017, which we refer to as the “Long-Term Incentive Value”, or “LTI Value”.

LTI Value

We use the following matrix to determine the LTI as a percentage of base salary for each officer:

PPF	0.85 – 1.15	1.16 – 1.50
Percentage of Target LTI	70% – 120%	100% – 190%

An officer did not receive an equity award in 2017 if his or her 2016 Personal Performance Factor was less than 0.85. Mr. Stroup does not have a target LTI percentage or a Personal Performance Factor. At its February 2017 meeting, the Compensation Committee awarded Mr. Stroup LTI with a grant date fair value of approximately $4.4 million. Messrs. Derksen, Pennycook and Vestjens each have a Target LTI of 160% while Mr. Trivedi has a Target LTI percentage of 120% of their respective base salaries.

To illustrate the LTI value matrix, assume a base salary of $400,000 and a Target LTI percentage of 50%. The Target LTI is $200,000. Assuming the officer’s PPF is 1.0, he or she would receive equity valued between

Page 26	Belden Inc. 2018 Proxy Statement

$140,000 and $240,000. If the same officer’s PPF is 1.20, he or she would receive equity valued between $200,000 and $380,000. The exact amount granted within the range for each individual is at the discretion of the individual’s immediate supervisor (the “LTI Award”).

For 2017, the NEOs received 50% of their LTI Award in the form of SARs and 50% in the form of PSUs. We use the Black-Scholes-Merton (“Black-Scholes”) option pricing formula to calculate SAR values. Instead of using the grant date stock price as the input in the Black-Scholes formula, we use a one-year average price of the stock (the “Average Belden Stock Price”). That same price is utilized to determine the number of PSUs granted.

In summary, the LTI Award is allocated into the number of units resulting from the following formulas:

SARs = 50% of the LTI Award divided by the Black-Scholes value of a Belden SAR, rounded to the nearest unit.

PSUs = 50% of the LTI Award divided by the Average Belden Stock Price, rounded to the nearest unit.

Half of the PSUs granted in 2017 will be measured based on total stockholder return (TSR) relative to the S&P 1500 Industrials Index. The other half of the PSUs will be measured based on cumulative consolidated free cash flow, as adjusted for certain restructuring expenses in connection with acquisition integration. The PSU agreements state that following the three-year performance period, a conversion factor ranging from 0 to 2.0 will be applied to each award. The result of that formula, rounded to the nearest whole unit, is the gross number of Belden shares the officer will receive. The actual number of shares to be distributed will be net of any required withholding taxes. The PSUs granted in 2017 will be measured on the performance period from February 22, 2017 (the grant date) to December 31, 2019, in the case of the TSR-based PSUs, and January 1, 2017 to December 31, 2019, in the case of the free cash flow-based PSUs. The conversion and any required payout will occur in the first quarter of 2020.

Conversion will be effected based on the following threshold, target and maximum levels:

Factor	Threshold	Target	Maximum
Relative TSR	25th Percentile	50th Percentile	75th Percentile
Consolidated Free Cash Flow	$690 million	$862 million	$1,034 million

For the PSUs based on relative TSR, threshold performance results in a conversion factor of 0.25, target performance results in a conversion factor of 1.00 and maximum performance results in a conversion factor of 2.00. Performance between threshold and target and between target and maximum are interpolated on a linear basis.

For the PSUs based on consolidated free cash flow, threshold performance results in a conversion factor of 0.50, target performance results in a conversion factor of 1.00 and maximum performance results in a conversion factor of 2.00. Performance between threshold and target and between target and maximum are interpolated on a linear basis.

The SARs provide a material incentive for executives to increase the Company’s share price during their ten-year term, and they serve as a retention tool because they take three years to fully vest. The PSUs drive performance against targets during the three-year performance period, as PSUs will not convert to Belden shares if performance thresholds are not achieved.

At its February 2017 meeting, the Compensation Committee approved equity award grants in the form of 254,674 SARs, 135,981 PSUs and 43,881 RSUs to over 300 employees. The table below shows the total 2017 grants of SARs and RSUs to the named executive officers.

Belden Inc. 2018 Proxy Statement	Page 27

2017 Equity Awards to NEOs

NEO	SARs(1)	PSUs
Mr. Stroup	86,166	32,485
Mr. Derksen	19,583	7,383
Mr. Pennycook	12,337	4,651
Mr. Trivedi	8,127	3,064
Mr. Vestjens	12,337	4,651

(1)	The Committee granted the listed SARs to the NEOs at the closing price of Belden stock on February 22, 2017 ($74.91), the grant date of the awards.

Value Awarded by the Compensation Committee vs. Reported Grant Date Fair Value of LTI Awards

Given the relative volatility of Belden stock, granting equity compensation based on any one day’s price has the potential to produce unintended results. To combat this possibility, the Company utilizes the Average Belden Stock Price in its grant date calculations in order to smooth out the volatility. In years when the Average Belden Stock Price is materially different from the Company’s share price on the date LTI Award is granted, the reported LTI Award will differ from the value awarded by the Compensation Committee. When comparing the value of equity compensation provided to Belden’s NEOs in 2017 to 2016, it is important to note that the LTI Awards granted in 2016 were granted in a decreasing stock price environment where the grant date market price was lower than the applicable Average Belden Stock Price, resulting in the reported value of LTI Awards per GAAP being lower than the value approved by the Compensation Committee. In 2017, the opposite was true – the market price of Belden’s common stock on the grant date was significantly higher than the relevant Average Belden Stock Price, resulting in the reported value of LTI Awards being substantially higher than the value approved by the Compensation Committee. Mr. Stroup’s 2017 LTI Award is illustrative of this phenomenon. As disclosed above, the Compensation Committee awarded Mr. Stroup with an LTI Award with an LTI Value of $4,400,000. The number of PSUs and SARs granted to Mr. Stroup were then determined using the grant date fair value and the Average Belden Stock Price. However, for the purposes of reporting Mr. Stroup’s 2017 compensation, the LTI Award is valued using the price per share of Belden stock on the LTI Award grant date. Because Belden’s stock price on the 2017 LTI Award grant date was higher than the applicable Average Belden Stock Price, Mr. Stroup’s LTI Award, for the purposes of the compensation tables that follow, is reported as $5,178,013 instead of the grant date fair value of $4,400,000. Despite the resulting volatility in the Summary Compensation Table, we believe our approach produces more consistent annual grants to our employees and believe the use of one-year average prices is appropriate for Belden.

2015-2017 PSU Grant

Beginning in 2015, the Company moved from a one-year performance measurement period to a three-year performance measurement period for its PSUs. The first three-year performance measurement period ended on December 31, 2017. At its February 2018 meeting, the Compensation Committee certified a conversion ratio of 0 for both types of PSUs, resulting in each NEO receiving no shares of Belden stock in connection with this grant. The threshold, target, maximum and actual performance are shown below:

Factor	Threshold	Target	Maximum	Actual
Relative TSR	25th Percentile	50th Percentile	75th Percentile	16th Percentile
Consolidated Free Cash Flow	$672 million	$840 million	$1,008 million	$640 million

Free cash flow is defined as net cash provided by operating activities (adjusted for certain acquisition and divestiture transaction costs) less capital expenditures (net of the proceeds from the disposal of tangible assets).

Page 28	Belden Inc. 2018 Proxy Statement

VI.      Compensation Policies and Other Considerations

Stock Ownership Guidelines

To align their interests with those of the Company’s stockholders, the Company’s executive officers must hold stock whose value is at least three times their annual base salary (six times in the case of Mr. Stroup). Officers have five years from the date they are appointed as an executive officer to acquire the appropriate shareholdings. In addition, executive officers must make interim progress toward the ownership requirement during the five year period – 20% after one year, 40% after two years, 60% after three years and 80% after four years. For purposes of determining ownership, unvested RSUs and the value of vested but unexercised, in-the-money options and SARs are included. For calculation purposes, the Company will use the higher of the current trading price or the acquisition price. As of March 27, 2018 (our record date for the annual meeting), each of the named executive officers except for Messrs. Trivedi and Vestjens either met his interim or five-year stock ownership guideline. In accordance with Company policy, an officer is prohibited from selling Belden stock received from the Company as an equity award until the officer meets the applicable guideline.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s CEO or any of the Company’s other NEOs who are employed as of the end of the fiscal year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance based” compensation (i.e., compensation paid only if performance meets pre-established objective goals based on performance criteria approved by stockholders). The Company’s incentive compensation plans are designed to qualify under Internal Revenue Code Section 162(m) to ensure tax deductibility. However, the Committee retains the flexibility to design and administer compensation programs that are in the best interests of Belden and its stockholders.

Annual non-equity based incentive compensation and PSUs for our Named Executive Officers are unguaranteed, subject to maximum payout amounts based on the achievement of the Section 162(m) performance objectives established by the Committee annually. These objectives are selected by the Committee from among the performance metrics in the annual incentive plan for non-equity based compensation and the long term incentive plan for the PSUs. The Committee may exercise “negative discretion” to reduce the award based on an assessment of Company and individual performance. For 2017, the Committee awarded less than the maximum amount. Also, our compensation plans comply with the requirements of Internal Revenue Code Section 409A, which requires that nonqualified deferred compensation arrangements must meet specific requirements.

The Company is analyzing the impacts of the Tax Cuts and Jobs Act of 2017 to determine whether it will impact the Company’s compensation programs in any material way.

In accordance with FASB ASC Topic 718, for financial statement purposes, we expense all equity-based awards over the period earned based upon their estimated fair value at grant date.

Executive Compensation Recovery

In accordance with the Sarbanes-Oxley Act of 2002, Mr. Stroup, as CEO, and Mr. Derksen, as CFO, must forfeit certain bonuses and profits if the Company is required to restate its financial statements as a result of misconduct. In addition, if the Board of Directors determines that any other executive officer has engaged in fraudulent or intentional misconduct that results in the Company restating its financial statements because of a material inaccuracy, the Company, as permitted by law, will seek to recover any cash incentive compensation or other equity-based compensation (including proceeds from the exercise of a stock option or SAR) received by the officer from the Company during the 12-month period following the first public issuance or filing with the SEC of the financial statement required to be restated. The Company will revisit its clawback policies once the proposed rules issued by the SEC implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) are finalized or if there is a material shift in practice.

Belden Inc. 2018 Proxy Statement	Page 29

Insider Trading; Hedging and Pledging of Company Stock

Company policy requires executive officers and directors to consult the Company’s legal department prior to engaging in transactions involving Belden stock. In order to protect the Company from exposure under insider trading laws, executive officers and directors are encouraged to enter into pre-programmed trading plans under Securities Exchange Act Rule 10b5-1. The Company will not approve hedging or monetization transactions including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. Executive officers and directors are prohibited from utilizing margin accounts to engage in transactions in Belden stock and from pledging Belden stock for any purpose. The Company will revisit its trading policies once the proposed rules issued by the SEC implementing the Dodd-Frank Act are finalized.

Equity Compensation Grant Practices

The Committee approves all grants of equity compensation, including stock appreciation rights, performance stock units and restricted stock units, to executive officers of the Company, as defined in Section 16 of the Exchange Act. All elements of executive officer compensation are reviewed by the Committee annually at its February/March meeting. Generally, the Company’s awards of stock appreciation rights, performance stock units and/or restricted stock units are made at that meeting, but may be made at other meetings of the Committee. The Committee meeting date, or the next business day if the meeting falls on a non-business day, is the grant date for stock appreciation rights and restricted stock unit awards. The Company may also make awards in connection with acquisitions or promotions, or for retention purposes. Under the Company’s equity plan, the Committee may delegate to the Company’s CEO the authority to grant stock options to any employees of the Company other than executive officers of the Company as that term is defined in Section 16 of the Exchange Act. The Committee has exercised this authority and delegated to the CEO the ability to make limited equity grants in connection with promotion, retention and acquisitions, which he uses strategically but infrequently. Awards made by the CEO are reported to the Committee on a periodic basis.

Employment Agreements: Severance, Termination and Retirement

The Company has an employment agreement with each of the named executive officers. We believe that our agreements are essential in attracting and retaining the desired executive talent in a competitive market. In addition, the agreements benefit the Company by providing for the upfront agreement of each executive on certain important provisions, including post-termination covenants and an agreement to provide a full release of claims against the Company. These agreements address key provisions of the employment relationship, including payment of severance benefits upon a termination of employment before and after a change of control of the Company. Beginning in 2010, new executive employment agreements no longer contain a gross-up to compensate the executives for an Internal Revenue Code Section 280G excise tax. Instead the executives are given the option of either (a) collecting their full severance and paying the excise tax themselves with no assistance from the Company or (b) reducing the severance payments to an amount that prevents the excise tax from being imposed. Information regarding benefits under these agreements is provided following this Compensation Discussion and Analysis under the heading Potential Payments upon Termination or Change of Control.

Aircraft

The Company owns and from time to time leases corporate aircraft to provide flexibility to executive officers and other associates to allow more efficient use of executive time for Company matters. The Nominating and Corporate Governance Committee reviews management’s use of corporate aircraft throughout the year to confirm that it is consistent with this philosophy and in full compliance with the regulations promulgated by the Federal Aviation Administration, the Internal Revenue Service and the Securities and Exchange Commission.

Benefits and Perquisites

The named executive officers receive retirement and health care benefits on a consistent basis with other Belden employees. As described in Pension Benefits and Nonqualified Deferred Compensation, excess defined

Page 30	Belden Inc. 2018 Proxy Statement

benefit and defined contribution plans are offered to eligible U.S. employees. In order to attract and retain talented officers, we have provided certain other compensation to our NEOs. In connection with an expatriate assignment in Hong Kong that ended in 2014, Mr. Vestjens was, by agreement, entitled to tax equalization, including a gross-up to make him whole financially. Other than this limited exception, it is our policy to not provide tax gross-ups for any perquisites provided to executive officers.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of this proxy statement. Based on such review and discussion, the Committee recommended to the Board of Belden that the Compensation Discussion and Analysis be included in the proxy statement.

Compensation Committee

David Aldrich (Chair)

Lance Balk

Steve Berglund

Compensation and Risk

We consider the variable, pay-for-performance components of our compensation programs to assess the level of risk-taking these elements may create. The variable components of our compensation programs offered to management (including our executives) are our annual cash incentive plan and performance-based equity awards program. We believe the way we select and set performance goals and targets with multiple levels of performance; using gradually-sloped payout curves that do not provide large payouts for small incremental improvements; and confirming the achievement of performance before issuing the awards, all reduce the potential for management’s excessive risk-taking or poor judgment. Consistent with sound risk management, we limit the annual cash incentive award by capping the financial factor component at two times the target, as well as capping the awards themselves at the lesser of three times target or $5 million. The long-term incentive is limited through the use of a fixed percentage of the participant’s base salary. In addition, we require that executive officers adhere to stock ownership guidelines to promote a long-term focus and have adopted a compensation recovery policy in the event of fraudulent or intentional misconduct that leads to a restatement of our financial results.

We also consider our variable compensation programs offered to other associates. These are primarily incentive programs offered to sales and marketing associates. We believe the way we administer these programs reduces the potential of their causing a material adverse impact on the Company through excessive risk-taking. We have customer contract practices with respect to operating margins, customer creditworthiness, and channel management that are designed to reduce poor judgment in connection with entering into sales contracts having unreasonable terms. Sales targets are not designed to provide large payouts that are either based on small incremental improvement or overly aggressive goals that could induce excessive risk-taking by the salesperson. These programs are monitored throughout the performance period to ensure they are being properly administered. The results are subject to multiple levels of approval, including through the involvement of internal and external audit resources.

Pay Ratio Disclosure

In accordance with its rulemaking responsibilities related to the Dodd-Frank Act, the Securities and Exchange Commission has adopted a rule that requires annual disclosure of the ratio of the median Company employee’s total annual compensation to the total annual compensation of the Company’s principal executive officer. The Company’s principal executive officer is John Stroup, President, Chief Executive Officer and Chairman of the Board.

The median employee was determined by reviewing the cash compensation paid to all Belden employees worldwide¸ including Belden employees based in countries where the cost of living and average salaries in the

Belden Inc. 2018 Proxy Statement	Page 31

market are substantially lower than the United States, from November 1, 2016 to October 31, 2017. Once the median employee was identified the calculation of annual total compensation for that median employee was determined in the same manner as the “Total Compensation” shown for Mr. Stroup in the Summary Compensation Table contained herein. Compensation elements that were included in the annual total compensation for the median employee include: cash compensation received in 2017, matching payments related to Company retirement plans, and any other compensation received in 2017.

The median total annual compensation of Belden associates, excluding Mr. Stroup, in 2017 was $52,487. As disclosed herein, Mr. Stroup’s total 2017 compensation was $7,012,404. Accordingly, Mr. Stroup’s 2017 compensation was approximately 133.6 times that of the median of the total annual compensation of all employees other than Mr. Stroup.

Page 32	Belden Inc. 2018 Proxy Statement

 Pay for Performance in Action

In reviewing the Compensation Tables that follow, it is important to note that equity based compensation is reported based on the fair value at the grant date as determined under GAAP. As a result, it is not fully illustrative of compensation actually received or realizeable. For example, Mr. Stroup’s 2015 compensation was reported as $6,921,110. However, the performance thresholds associated with the PSUs used to calculate Mr. Stroup’s 2015 compensation were not met, and accordingly those PSUs were forfeited. Further, the exercise price associated with the SARs granted in 2015 is in excess of the price per share of Belden’s common stock as of December 31, 2017. Accordingly, of the $6,921,110 reported as Mr. Stroup’s compensation for 2015, approximately $4,770,000 was without value as of December 31, 2017. All of our NEOs and other senior managers are similarly affected.

The disparity between reported compensation and realized or realizable compensation is depicted graphically in the chart below, which depicts Mr. Stroup’s reported compensation, compensation realizable as of December 31, 2017, and compensation that may be realizable as of December 31, 2020, provided certain assumption prove true. “Reported” compensation as shown in the chart below reflects the total annual compensation paid to Mr. Stroup as reported in the Company’s 2016, 2017, and 2018 proxy statements. The “Realizable 12/31/2017” field shows the value of Mr. Stroup’s annual compensation for each of 2015, 2016 and 2017 after taking into account the conversion of PSUs and the value of Mr. Stroup’s SARs on December 31, 2017. The “Realizable 12/31/2020” field calculates the value of Mr. Stroup’s 2015, 2016 and 2017 compensation assuming 10% annual stock price appreciation over the closing price on December 29, 2017, $77.17 per share, through December 31, 2020, making the December 31, 2020 stock price used for this illustration $102.71. As mentioned above, PSUs granted in 2015 will not convert to shares of Belden common stock. Many of the factors that caused the 2015 PSUs to not convert into common stock will also create headwinds for realization of the 2016 and 2017 PSUs. As a result and for the purposes of this depiction only, it has been assumed that 2016 PSUs will convert to shares of Belden stock at a 0.80 factor, and 2017 PSUs will convert to shares of Belden stock at a 0.90 factor.

As illustrated by this chart, Mr. Stroup’s compensation relies on strong Company performance over the long term. The Company experienced disappointing results in each of 2015 and 2017, and the realizable value of Mr. Stroup’s compensation as of the end of 2017 reflects those results. Conversely, 2016 was strong year, and Mr. Stroup’s realizable compensation for 2016 reflects that strength. In either event, it is clear that compensation of Company management is, in reality, tied to Company performance. Furthermore, as shown by the “Realizable 12/31/2020” field in the chart above, Company management is clearly incentivized to deliver strong performance over the long term.

Belden Inc. 2018 Proxy Statement	Page 33

Compensation Tables

Starting below are the following compensation tables:

•	Summary Compensation Table;

•	Grants of Plan-Based Awards;

•	Outstanding Equity Awards at Fiscal Year-End;

•	Option Exercises and Stock Vested;

•	Pension Benefits;

•	Nonqualified Deferred Compensation; and

•	Potential Payments Upon Termination or Change-in-Control.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Bonus ($) (d)	Stock Awards(2) ($) (e)	Option Awards(3) ($) (f)	Non-Equity Incentive Plan Compen- sation(4) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($) (h)	All Other Compensa- tion(6) ($) (i)	Total ($) (j)
John Stroup	2017	875,000	-	2,824,820	2,353,193	455,000	372,982	131,409	7,012,404
President	2016	868,750	-	1,825,283	1,525,278	1,660,750	273,681	100,466	6,254,208
Chief Executive	2015	850,000	-	2,802,138	1,967,901	1,093,950	91,352	115,769	6,921,110
Officer and Chairman
Henk Derksen	2017	551,391	-	642,076	534,812	176,970	151,118	64,291	2,120,658
Senior Vice	2016	512,820	-	368,965	308,325	712,000	100,069	45,924	2,048,103
President, Finance,	2015	486,023	-	597,772	419,818	382,590	58,230	47,543	1,991,976
and Chief Financial
Officer
Glenn Pennycook	2017	405,991	-	404,515	336,923	247,496	78,124	40,769	1,513,818
Executive Vice	2016	379,430	-	230,603	192,710	332,260	73,140	41,961	1,250,104
President, Enterprise	2015	357,875	-	283,997	199,421	391,770	36,375	31,835	1,301,273
and Broadband
Solutions
Dhrupad Trivedi	2017	388,197	-	266,430	221,948	152,920	-	36,811	1,066,306
Executive Vice
President, Network
Solutions
Roel Vestjens	2017	413,874	-	404,515	336,923	195,662		43,028	1,394,002
Executive Vice	2016	388,547	-	212,155	177,284	347,520	-	63,917	1,189,423
President, Industrial	2015	368,375	-	373,663	262,378	238,560	-	576,497	1,819,473
Solutions and
Broadcast IT

(1)	Salaries are amounts actually received.

(2)	Reflects the aggregate grant date fair value with respect to awards of stock for each named officer computed in accordance with FASB ASC Topic 718. See Grants of Plan-Based Awards Table for 2017 stock awards to the named officers. The assumptions used in calculating these amounts are described in Note 19: Share-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Each amount listed in column (e) represents the grant date fair value of performance share units (“PSUs”) based on the assumption that the Company would meet its performance goals at the target level, resulting in one share of Belden stock, being issued to the officer for each PSU. Performance over the relevant three-year measurement period at 120%

Page 34	Belden Inc. 2018 Proxy Statement

of target levels or greater (in the case of PSUs based on free cash flow) or at or greater than the 75th percentile (in the case of PSUs based on relative TSR) could result in the issuance of two shares of Belden stock for each PSU. During each performance period, the Company periodically analyzes performance and makes appropriate adjustments to the amount of stock-based compensation expense it records. Based on this structure, the maximum grant date fair value of each award (in dollars) was as follows:

	Mr. Stroup	Mr. Derksen	Mr. Pennycook	Mr. Trivedi	Mr. Vestjens
2017	5,649,640	1,284,152	809,030	532,860	809,030
2016	3,650,567	737,930	461,206	Not listed	424,310
2015	5,604,276	1,195,544	567,994	Not listed	747,325

(3)	Reflects the aggregate grant date fair value with respect to awards of options or SARs for each named officer computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are described in Note 19: Share-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

(4)	Represents amounts earned under the Company’s annual cash incentive plan as determined by the Compensation Committee at its February 2018 meeting.

(5)	The amounts in this column reflect the increase in the actuarial present value of the accumulated benefits under the Company’s defined benefit plans in which the named executives participate. None of the named executives received above-market or preferential earnings on deferred compensation.

(6)	The amounts (in dollars) shown in column (i) for 2017 consist of the following:

	Total	Company’s Matching Contributions In Its Defined Contribution Plan	Life Insurance and Long Term Disability Benefits	Restricted Stock Dividends	Gross-Up on Tax Equalization Payment
John Stroup	131,409	114,109	6,242	11,058	-
Henk Derksen	64,291	56,853	4,376	3,062	-
Glenn Pennycook	40,769	33,221	6,442	1,106	-
Dhrupad Trivedi	36,605	30,155	5,088	1,361	-
Roel Vestjens	43,028	34,263	3,120	1,361	4,284

Belden Inc. 2018 Proxy Statement	Page 35

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards(4) ($ per Share)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John Stroup		ACIP	568,750	1,137,500	2,275,000
	02/22/17	PSU				12,182	32,485	64,970				2,824,820
	02/22/17	SAR								86,166	74.91	2,353,193
Henk Derksen		ACIP	105,337	421,346	1,264,038
	02/22/17	PSU				2,769	7,383	14,766				642,076
	02/22/17	SAR								19,583	74.91	534,812
Glenn Pennycook		ACIP	76,529	306,117	918,351
	02/22/17	PSU				1,744	4,651	9,302				404,515
	02/22/17	SAR								12,337	74.91	336,923
Dhrupad Trivedi		ACIP	68,269	273,076	819,228
	02/22/17	PSU				1,149	3,064	6,128				266,430
	02/22/17	SAR								8,127	74.91	221,948
Roel Vestjens		ACIP	78,015	312,061	936,183
	02/22/17	PSU				1,744	4,651	9,302				404,515
	02/22/17	SAR								12,337	74.91	336,923

(1)	The amounts in column (c) represent the cash payment under the Company’s annual cash incentive plan (“ACIP”) that would have been made if the threshold performance for 2017 was met, including a personal performance factor of 0.5; the amounts in column (d) represent the cash payment under ACIP that would have been made if the target performance for 2017 was met; and the amounts in column (e) represent the maximum cash payment under ACIP, the lesser of three times target or $5 million. For Mr. Stroup, the maximum cash payment under ACIP is two times target because the company financial factor is capped at 2.0 and because a personal performance factor is not utilized for him.

(2)	The Compensation Committee granted the performance stock unit awards (PSUs) at its February 22, 2017 meeting. The PSUs granted in 2017 will be measured on the performance period from February 22, 2017 (the grant date) to December 31, 2019, in the case of the TSR-based PSUs, and January 1, 2017 to December 31, 2019, in the case of the free cash flow-based PSUs. Any payout will be made in shares of Belden stock in 2020. The conversion factor from PSUs to shares is based on the Company’s total stockholder return over the performance period measured relative to the S&P 1500 Industrials Index, weighted 50%, and the company’s consolidated free cash flow over the performance period, weighted 50%.

(3)	The amounts in column (j) are the number of SARs granted to each of the named executive officers in 2017. These awards vest in equal amounts over three years on the first, second and third anniversaries of the grant date and expire on the tenth anniversary of the grant date.

(4)	The exercise price for awarded SARs was the closing price of the Belden shares on the grant date.

Page 36	Belden Inc. 2018 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1)	Number of Securities Underlying Unexercised Options(2)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price(4)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6)
(a)	(#) Exercisable (b)	(#) Unexercisable (c)	(#) (d)	($) (e)	(f)	(#) (g)	($) (h)	# (i)	($) (j)
John Stroup	54,412	-	-	72.570	3/4/2024	-	-	25,407	1,190,658
	41,782	20,890		89.230	2/25/2025			30,078	2,321,119
	27,059	54,116		52.890	2/24/2026			32,485	2,506,867
	-	86,166		74.910	2/22/2027
Henk Derksen	10,230	-	-	35.830	3/1/2021	-	-	5,420	418,261
	3,100	-		28.760	8/28/2021			6,080	469,193
	24,810	-		39.830	2/27/2022			7,383	569,746
	15,234	-		50.010	3/4/2023
	15,068	-		72.570	3/4/2024
	8,914	4,456		89.230	2/25/2025
	5,470	10,939		52.890	2/24/2026
	-	19,583		74.910	2/22/2027
Glenn Pennycook	11,200	-	-	35.830	3/1/2021	-	-	2,575	198,713
	9,950	-		39.830	2/27/2022			3,800	293,246
	6,311	-		50.010	3/4/2023			4,651	358,918
	5,441	-		72.570	3/4/2024
	4,234	2,117		89.230	2/25/2025
	3,419	6,837		52.890	2/24/2026
	-	12,337		74.910	2/22/2027
Dhrupad Trivedi	8,089	-	-	50.010	3/4/2023	-	-	3,049	235,291
	6,697	-		72.570	3/4/2024			3,040	234,597
	5,014	2,507		89.230	2/25/2025			3,064	236,449
	2,735	5,470		52.890	2/24/2026
	-	8,127		74.910	2/22/2027
Roel Vestjens	980	-	-	39.830	2/27/2022	-	-	3,388	261,452
	5,392	-		50.010	3/4/2023			3,496	269,786
	6,697	-		72.570	3/4/2024			4,651	358,918
	5,571	2,785		89.230	2/25/2025
	3,145	6,290		52.890	2/24/2026
	-	12,337		74.910	2/22/2027

(1)	Shows vested SARs.

(2)	Shows unvested SARs.

(3)	For Mr. Stroup, his 20,890 unexercisable SARs expiring on February 25, 2025 vested on February 25, 2018. His 54,116 unexercisable SARs expiring on February 24, 2026 vest as follows: 27,058 on February 24, 2018 and 27,058 on February 25, 2019. His 86,166 unexercisable SARs expiring on February 22, 2027 vest as follows: 28,722 on February 22, 2018, 28,722 on February 22, 2019, and 28,722 on February 22, 2020.

For Mr. Derksen, his 4,456 unexercisable SARs expiring on February 25, 2025 vested on February 25, 2018. His 10,939 unexercisable SARs expiring on February 24, 2026 vest as follows: 5,470 on February 24, 2018 and 5,469 on February 24, 2019. His 19,583 unexercisable SARs expiring on February 22, 2027 vest as follows: 6,258 on February 22, 2018; 6,258 on February 22, 2019, and 6,527 on February 22, 2020.

For Mr. Pennycook, his 2,117 unexercisable SARs expiring on February 25, 2025 vested on February 25, 2018. His 6,837 unexercisable SARs expiring on February 24, 2026 vest as follows: 3,419 on February 24, 2018 and 3,418 on February 24, 2019. His 12,337 unexercisable SARs expiring on February 22, 2027, vest as follows: 4,113 on February 22, 2018, 4,112 on February 22, 2019, and 4,112 on February 22, 2020.

Belden Inc. 2018 Proxy Statement	Page 37

For Mr. Trivedi, his 2,507 unexercisable SARs expiring on February 25, 2025 vest on February 25, 2018. His 5,470 unexercisable SARs expiring on February 24, 2026 vest as follows: 2,735 on February 24, 2018 and 2,735 on February 24, 2019. His 8,127 unexercisable SARs expiring on February 22, 2027 vest as follows: 2,709 on February 22, 2018, 2,709 on February 22, 2019, and 2,709 on February 22, 2018.

For Mr. Vestjens, his 2,785 unexercisable SARs expiring on February 25, 2025 vested on February 25, 2018. His 6,290 unexercisable SARs expiring on February 24, 2026 vest as follows: 3,145 on February 24, 2018 and 3,415 on February 24, 2019. His 12,337 SARs expiring on February 22, 2027 vest as follows: 4,113 on February 22, 2018, 4,112 on February 22, 2019, and 4,112 on February 22, 2020.

(4)	The exercise price of SAR awards granted is the closing price of Belden shares on the grant date.

(5)	On each of February 25, 2015, February 24, 2016 and February 22, 2017, the NEOs were granted PSUs. Each tranche of PSUs carries a three year measurement period. Based on the Company’s performance during this period on total stockholder return relative to the S&P 1500 Industrials Index, weighted 50%, and on consolidated free cash flow, weighted 50%, a conversion factor from 0 to 2.0 will be generated. If the conversion factor is greater than 0, the PSUs will be converted to a whole number of shares and delivered to the NEOs upon conversion.

Mr. Stroup’s 25,407 PSUs were reviewed by the Compensation Committee on February 28, 2018 and, based on the conversion ratio, they converted to 0 shares. His 30,078 PSUs will be reviewed at the first quarter 2019 Compensation Committee meeting. His 32,485 PSUs will be reviewed at the first quarter 2020 Compensation Committee meeting.

Mr. Derksen’s 5,420 PSUs were reviewed by the Compensation Committee on February 28, 2018 and, based on the conversion ratio, they converted to 0 shares. His 6,080 PSUs will be reviewed at the first quarter 2019 Compensation Committee meeting. His 7,383 PSUs will be reviewed at the first quarter 2020 Compensation Committee meeting.

Mr. Pennycook’s 2,575 PSUs were reviewed by the Compensation Committee on February 28, 2018 and, based on the conversion ratio, they converted to 0 shares. His 3,800 PSUs will be reviewed at the first quarter 2019 Compensation Committee meeting. His 4,651 PSUs will be reviewed at the first quarter 2020 Compensation Committee meeting.

Mr. Trivedi’s 3,049 PSU’s were reviewed by the Compensation Committee on February 28, 2018 and, based on the conversion ratio, they converted to 0 shares. His 3,040 PSUs will be reviewed at the first quarter 2019 Compensation Committee meeting. His 3,064 PSUs will be reviewed at the first quarter 2020 Compensation Committee meeting.

Mr. Vestjens’ 3,388 PSUs were reviewed by the Compensation Committee on February 28, 2018 and, based on the conversion ratio, they converted to 0 shares. His 3,496 PSUs will be reviewed at the first quarter 2019 Compensation Committee meeting. His 4,651 PSUs will be reviewed at the first quarter 2020 Compensation Committee meeting.

(6)	The market value represents the product of the number of shares and the closing market price of Belden shares on December 29, 2017 ($77.17).

Page 38	Belden Inc. 2018 Proxy Statement

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
(a)	(b)	(c)	(d)	(e)
John Stroup	7,227	1,170,218(2)	27,645	2,024,996
Henk Derksen	-	-	7,655	560,729
Glenn Pennycook	6,306	679,087(3)	2,764	202,463
Dhrupad Trivedi	-	-	3,403	249,270
Roel Vestjens	-	-	3,403	249,270

(1)	Executive officers had stock awards vest on February 25, 2017; and the applicable fair market value per share on that date was $73.25. When the vesting date falls on a trading day, the fair market value is the average of the high and low trading prices of Belden shares on that day. When the vesting date falls on a non-trading day, the fair market value is the average of (a) the average of the high and low trading prices of Belden shares on the trading day immediately preceding the vesting date and (b) the average of the high and low trading prices of Belden shares on the trading day immediately following the vesting date. The number of RSUs that vested were as follows: Mr. Stroup – 27,645 RSUs; Mr. Derksen – 7,655 RSUs; Mr. Pennycook – 2,764 RSUs; Mr. Trivedi – 3,403 RSUs; and Mr. Vestjens – 3,403. Giving effect to the actual tax withholding that occurred, Mr. Stroup acquired 14,389 shares; Mr. Derksen acquired 4,512 shares; Mr. Pennycook acquired 1,485 shares; Mr. Trivedi acquired 2,124 shares; and Mr. Vestjens acquired 2,268 shares.

(2)	During 2017, Mr. Stroup exercised the following SARs and sold the resulting shares pursuant to his 10b5-1 plan:

Date	Number of SARs	Market Price	Exercise Price	Pre-tax proceeds	Resulting shares	Net proceeds
10/06/2017	34,147	$84.280	$50.010	$1,170,218	7,227	$613,003

(3)	During 2017, Mr. Pennycook exercised the following SARs and sold the resulting shares:

Date	Number of SARs	Market Price	Exercise Price	Pre-tax proceeds	Resulting shares	Net proceeds
02/15/2017	13,190	$73.185	$21.700	$679,087	6,306	$459,449

Belden Inc. 2018 Proxy Statement	Page 39

PENSION BENEFITS

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
John Stroup	Pension Plan	12.2	701,643	-
	Excess Plan		1,683,055	-
	Postretirement Life Benefits		1,244	-
Henk Derksen	Pension Plan	7.8	391,742	-
	Excess Plan		203,599	-
Glenn Pennycook	Pension Plan	9.1	338,059	-
	Excess Plan		42,178	-
Dhrupad Trivedi	Pension Plan	-	-	-
	Excess Plan		-	-
Roel Vestjens	Pension Plan	-	-	-
	Excess Plan		-	-

(1)	Messrs. Stroup, Derksen and Pennycook participate in the Belden Wire & Cable Company Pension Plan (“Pension Plan”) and the Belden Wire & Cable Company Supplemental Excess Defined Benefit Plan (“Excess Plan”). Mr. Trivedi does not participate in the plans because he joined the Company after the plans were closed to new participants in 2010. Mr. Vestjens does not participate in the plans because he relocated to the U.S. after they were closed to new participants in 2010. The Pension Plan is a cash balance plan. The account of each participant increases on an annual basis by 4% of the participant’s eligible compensation up to the Social Security wage limit ($127,000 for 2017) and by 8% of the participant’s eligible compensation in excess of the Social Security wage limit up to the limit on compensation that may be taken into account by a plan qualified under the Internal Revenue Code ($270,000 for 2017). The Excess Plan provides the benefit to the participant that would have been available under the Pension Plan if there were not a limit on compensation that may be taken into account by a plan qualified under the Internal Revenue Code. In general, eligible compensation for a participant includes base salary plus any amount earned under the annual cash incentive plan. Upon retirement, participants in the Pension Plan may elect a lump sum distribution or a variety of annuity options. Upon retirement, participants in the Excess Plan will receive a lump sum distribution.

(2)	The computation of the value of accumulated benefit for each individual incorporates a 3.39% discount rate, an interest credit rate of 4.50%, and an expected retirement age of 65.

NONQUALIFIED DEFERRED COMPENSATION(1)

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
John Stroup	134,145	101,959	48,455	-	2,667,403
Henk Derksen	57,804	44,703	6,972	-	411,015
Glenn Pennycook	166,563	21,071	12,327	-	734,178
Dhrupad Trivedi	22,206	18,005	3,252	-	195,637
Roel Vestjens	27,684	22,113	1,921	-	126,854

(1)	Each of Messrs. Stroup, Derksen, Pennycook, Trivedi and Vestjens participates in the Belden Supplemental Excess Defined Contribution Plan. Amounts reflected in column (c), but not those in column (d), have been reflected in column (i) of the Summary Compensation Table.

Page 40	Belden Inc. 2018 Proxy Statement

EMPLOYMENT, SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has written agreements with each of the named executive officers. The Compensation Committee (with the assistance of Deloitte Consulting and management) annually reviews the key provisions of the executive employment agreements to ensure they are competitive, based on peer group and market survey data.

John Stroup. Mr. Stroup entered into an employment agreement with the Company, effective October 31, 2005, and it was amended and restated in 2008. The amended agreement was for a term through October 31, 2011 and automatically renews for additional one-year terms if not terminated by either party. It is subject to earlier termination based on disability, death, termination by the Company, with or without cause, and before or after a change in control of the Company. Mr. Stroup’s current base salary of $875,000 per year is subject to annual review. He is entitled to participate in the Company’s long-term incentive plan, annual cash incentive plan, and all other employment benefit plans available to senior executives. His target annual cash incentive award is 130% of his base salary. Amounts payable in the event of Mr. Stroup’s separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”

Henk Derksen. Mr. Derksen entered into an employment agreement with the Company, effective January 1, 2010. It was amended and restated as of January 1, 2012 when Mr. Derksen was promoted to his current position. The agreement’s initial term was for three years and it automatically renews for additional one-year terms if not terminated by either party. It is subject to earlier termination based on disability, death, termination by the Company, with or without cause, and before or after a change in control of the Company. Mr. Derksen’s annual base salary of $561,794 is subject to annual review. Mr. Derksen is entitled to participate in the Company’s long-term incentive plan, annual cash incentive plan and all other employment benefit plans available to senior executives. His target annual cash incentive award is 75% of his base salary. Amounts payable in the event of his separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”

Glenn Pennycook. Mr. Pennycook entered into an employment agreement with the Company, effective May 30, 2013, in connection with his promotion to his current position. The agreement’s initial term was for one year and it automatically renews for additional one-year terms if not terminated by either party. It is subject to earlier termination based on disability, death, termination by the Company, with or without cause, and before or after a change in control of the Company. Mr. Pennycook’s annual base salary of $412,742 is subject to annual review. Mr. Pennycook is entitled to participate in the Company’s long-term incentive plan, annual cash incentive plan and all other employment benefit plans available to senior executives. His target annual cash incentive award is 75% of his base salary. Amounts payable in the event of his separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”

Dhrupad Trivedi. Mr. Trivedi entered into an employment agreement with the Company, effective March 5, 2013, in connection with his promotion to his current position. The agreement’s initial term is for one year and it automatically renews for additional one-year terms if not terminated by either party. It is subject to earlier termination based on disability, death, termination by the Company, with or without cause, and before or after a change in control of the Company. Mr. Trivedi’s annual base salary, currently $390,109, is subject to annual review. Mr. Trivedi is entitled to participate in the Company’s long-term incentive plan, annual cash incentive plan and all other employment benefit plans available to senior executives. His target annual cash incentive award is 70% of his base salary. Amounts payable in the event of his separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”

Roel Vestjens. Mr. Vestjens entered into an employment agreement with the Company, effective May 28, 2014, in connection with his promotion to his current position. The agreement’s initial term was for one year and it automatically renews for additional one-year terms if not terminated by either party. It is subject to earlier termination based on disability, death, termination by the Company, with or without cause, and before or after a change in control of the Company. Mr. Vestjens’ annual base salary of $420,756 is subject to annual review. Mr. Vestjens is entitled to participate in the Company’s long-term incentive plan, annual cash incentive plan and all other employment benefit plans available to senior executives. His target annual cash incentive award is 75% of his base salary. Amounts payable in the event of his separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”

Belden Inc. 2018 Proxy Statement	Page 41

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The NEO’s employment agreements with the Company provide for the potential payment of severance and other benefits upon certain terminations of employment. In addition, pursuant to the terms of the Company’s equity incentive plans, upon certain termination events, each executive will be entitled to acceleration of his outstanding and unvested equity awards.

Termination not for cause not in connection with a change in control

Pursuant to the employment agreements, in the event a named executive officer is terminated without “cause,” as defined below, the executive will be entitled to receive:

•	severance payments equal to the sum of the officer’s current base salary plus his annual target bonus (multiplied by 1.5 in the case of Mr. Stroup), payable in equal semi-monthly installments over a twelve-month period (eighteen months in the case of Mr. Stroup);

•	any unpaid bonus earned with respect to any fiscal year ending on or prior to the date of termination; and

•	continued participation in the Company’s medical and dental plans for twelve months (eighteen months for Mr. Stroup).

Pursuant to the employment agreements, “cause” is defined to include the officer’s:

•	willful and continued failure to perform his duties following appropriate opportunities to cure the deficiencies;

•	conviction of a felony or any crime involving moral turpitude;

•	lack of authority to enter the employment agreement without violating another agreement to which officer was a party; and

•	gross misconduct in the performance of his employment duties.

Termination not for cause by the Company or for good reason by the officer after a change in control

Each employment agreement provides that if, within two years following a “change in control,” as defined below, the officer is terminated without cause or resigns for “good reason,” the officer will be entitled to receive:

•	severance payments equal to the sum of the officer’s current base salary plus his annual target bonus multiplied by two, payable in equal semi-monthly installments over a 24-month period;

•	any unpaid bonus earned with respect to any fiscal year ending on or prior to the date of termination;

•	unvested PSUs convert to RSUs at a 1.00 conversion ratio at the time of the “change in control”;

•	unvested equity awards vest upon the termination following the “change in control”;

•	continued participation in the Company’s medical and dental plans for 24 months; and

•	if necessary, a gross-up payment to cover the officer’s excise tax liability under IRC Section 280G where the present value of his payments is more than 110% of the threshold at which such amounts become an excess parachute payment under IRC Section 280G. Starting in 2010, this gross-up feature was not offered to new executive officers. There is no gross-up in the employment agreements of Messrs. Derksen, Pennycook, Trivedi and Vestjens.

A “change in control” of the Company generally will occur when a person acquires more than 50% of the outstanding shares of the Company’s stock or a majority of the Board consists of individuals who were not approved by the Board. Upon a change in control in the Company, the named executive officers will have the right for a period of two years to leave the Company for “good reason” and receive the amounts set out above should the scope of their employment with the Company “negatively and materially” change.

Page 42	Belden Inc. 2018 Proxy Statement

Death/Disability

The Company provides long-term disability coverage and life insurance coverage for the executive officers on terms consistent with and generally available to all salaried employees. Upon the officer’s death or disability, the officer, or the officer’s heirs will be entitled to receive:

•	any unpaid bonus earned with respect to any fiscal year ending on or prior to the date of termination; and

•	unvested equity awards vest immediately.

Retirement

Under the Company’s equity plans, an employee who has reached the age of 65 or has reached the age of 55 with ten years of service with the Company can voluntarily retire from the Company with the result that all unvested equity awards that were granted at least one year prior to the retirement date (longer for portions of certain multi-year grants) shall immediately vest in full and any options or stock appreciation rights are eligible for exercise for the shorter of three years or the original term of the award. None of the NEOs were eligible for retirement as of December 31, 2017.

Estimate of Payments

The estimated payments owed to each officer upon the various termination events are based on the following assumptions and/or exclusions:

•	it is assumed that each triggering event occurred on December 31, 2017 and that the value of our common stock was the closing market price of our stock on the last trading day prior to December 31, 2017, $77.17 (in the case of Termination not for cause by the Company or for good reason by the officer after a change in control, it is assumed that the change in control and the termination both occurred on December 31, 2017);

•	the payments do not include any amounts earned and owed to the officer as of the termination date, such as salary earned to date, unreimbursed expenses or benefits generally available to all employees of the Company on a non-discriminatory basis (the 2017 Non-Equity Incentive Plan Compensation is included based on the technical requirement that an employee must be employed on January 1, 2018 to earn the 2017 bonus. The officers’ employment agreements would entitle them to receive the 2017 bonus even if termination occurred on December 31, 2017);

•	the payments include only additional benefits that result from termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan. See “Outstanding Equity Awards at Fiscal Year-End”, “Pension Benefits” and “Nonqualified Deferred Compensation”; and

•	in performing calculations for determining whether a Section 280G gross-up payment was applicable, no reductions were made to the hypothetical severance amounts to allocate amounts as reasonable compensation or to a non-competition agreement. The values placed on the acceleration of previously unvested equity awards were consistent with the regulations set out under Section 280G and the methodology was consistent with our standard practices for determining fair value of equity awards for our financial statements.

Belden Inc. 2018 Proxy Statement	Page 43

			Accelerated Vesting of Equity Value
Name	Aggregate Severance ($)	2017 Non- Equity Incentive Plan Compensation ($)	Restricted Stock Units ($)	Stock Options/ SARs ($)	Welfare Benefits Continuation ($)	Excise Tax Gross-up Payment ($)	Total ($)
John Stroup
Termination not for cause not in connection with a change in control	3,018,750	455,000	-	-	23,634	-	3,497,384
Termination not for cause by the Company or for good reason by the officer after a change in control	4,025,000	455,000	6,788,645	1,508,559	31,512	-	12,808,716
Death/Disability	-	455,000	6,788,645	1,508,559	-		8,752,204
Retirement	-	-	-	-	-	-
Henk Derksen
Termination not for cause not in connection with a change in control	983,140	176,970	-	-	15,820	-	1,175,930
Termination not for cause by the Company or for good reason by the officer after a change in control	1,966,279	176,970	1,457,201	309,857	31,640	-	3,941,947
Death/Disability	-	176,970	1,457,201	309,857	-	-	1,944,028
Retirement	-	-	-	-	-	-
Glenn Pennycook						-
Termination not for cause not in connection with a change in control	722,299	247,496	-	-	15,756	-	985,551
Termination not for cause by the Company or for good reason by the officer after a change in control	1,444,597	247,496	850,876	193,884	31,513	-	2,768,366
Death/Disability	-	247,496	850,876	193,884	-	-	1,292,256
Retirement	-	-			-	-
Dhrupad Trivedi
Termination not for cause not in connection with a change in control	663,185	152,920	-	-	15,756	-	831,861
Termination not for cause by the Company or for good reason by the officer after a change in control	1,326,371	152,920	828,806	151,179	31,513	-	2,490,788
Death/Disability	-	152,920	828,806	151,179	-	-	1,132,904
Retirement	-	-	-	-	-	-
Roel Vestjens
Termination not for cause not in connection with a change in control	736,323	195,662	-	-	15,756	-	947,741
Termination not for cause by the Company or for good reason by the officer after a change in control	1,472,646	195,662	890,156	180,603	31,513	-	2,770,580
Death/Disability	-	195,662	890,156	180,603	-	-	1,266,421
Retirement	-	-	-	-	-	-

Page 44	Belden Inc. 2018 Proxy Statement

ITEM III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”).

We encourage stockholders to review the Compensation Discussion and Analysis on pages 16 to 31 and the tabular disclosure that follows it. We believe that our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our stockholders. Our executive compensation philosophy is based on the belief that the compensation of our employees should be set at levels that allow us to attract and retain employees who are committed to achieving high performance and who demonstrate the ability to do so. We seek to provide an executive compensation package that is driven by our overall financial performance, our increased stockholder value, the success of areas of our business directly impacted by the executive’s performance, and the performance of the individual executive. We view our compensation program as a strategic tool that supports the successful execution of our business strategy and reinforces a performance-based culture. The Company employs an executive compensation program for our senior executives that emphasizes long-term compensation over short-term, with a significant portion weighted toward equity awards. This approach strongly aligns our senior executive compensation with that of our stockholders. We believe that there is a direct correlation between the performance of Belden and the compensation our senior executives receive. We also believe that our annual compensation disclosure is reflective of this correlation and is transparent and helpful to stockholders.

The Say-on-Pay resolution discussed below gives stockholders the opportunity to endorse or not endorse the compensation that we pay to our named executive officers by voting to approve or not approve such compensation as described in this proxy statement.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BELDEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

Belden Inc. 2018 Proxy Statement	Page 45

OWNERSHIP INFORMATION

EQUITY COMPENSATION PLAN INFORMATION ON DECEMBER 31, 2017

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(1)	1,132,429 (2)	$62.7525	3,645,624.61 (3)
Equity Compensation Plans Not Approved by Stockholders	-	-	-
Total	1,132,429	$62.7525	3,645,624.61

(1)	Consists of the Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan (the “2001 Plan”); and the Belden Inc. 2011 Long Term Incentive Plan (the “2011 Plan”). The 2001 Plan has expired, but stock appreciation rights and restricted stock unit awards remain outstanding under the plan.

(2)	Consists of 85,882 shares under the 2001 Plan; and 1,046,607 shares under the 2011 Plan. All of these shares pertain to outstanding stock appreciation rights (“SARs”). Because the issued shares resulting from SAR exercises only represent the share appreciation between the grant date and exercise date, after any applicable tax withholding, SARs are much less dilutive to our stockholders than stock options.

(3)	Consists of 3,645,624.61 shares under the 2011 Plan. Pursuant to the flexible share authorization nature of the 2011 Plan, full-value awards (e.g., restricted stock units (“RSUs”), performance stock units (“PSUs”), other stock-based awards) count against the share authorization at a rate of 1.90 to 1 for awards granted or converted, as the case may be, prior to May 26, 2016, and 2.23 to 1 for awards granted or converted, as the case may be, on or after May 26, 2016. Stock options, SARs and other non-full-value awards count against the share authorization at a rate of 1 to 1. We subtract awards from the share reserve at the time of grant (or at the time of conversion into RSUs or shares in the case of PSUs), as opposed to the time of issuance, as we feel this gives us a more accurate picture of our remaining reserve. Awards cancelled prior to vesting or exercise, as the case may be, are added back to the reserve in accordance with the 2011 Plan document.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and other reports submitted by our directors and officers, we believe that all of our directors and executive officers complied during 2017 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with one exception. The Form 3 associated with Diane D. Brink’s appointment to the Board on December 6, 2017 and the Form 4 associated with a grant of restricted stock units on the same date were not timely filed. To remedy this administrative oversight by the Company, a Form 5 was filed with the SEC on January 25, 2018.

Page 46	Belden Inc. 2018 Proxy Statement

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of Belden common stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table below and the directors and executive officers as a group. Except as otherwise noted, all information is as of March 27, 2018.

BENEFICIAL OWNERSHIP TABLE OF DIRECTORS, NOMINEES AND

EXECUTIVE OFFICERS

Name	Number of Shares Beneficially Owned(1)(2)		Acquirable Within 60 Days(3)	Percent of Class Outstanding(4)
David Aldrich	35,337		-	*
Lance Balk	89,941		-	*
Steven W. Berglund	10,112		-	*
Diane D. Brink	2,500		-	*
Judy L. Brown	15,304		-	*
Bryan C. Cressey	186,925		-	*
Henk Derksen	15,194		99,279	*
Jonathan Klein	6,703		-	*
George Minnich(5)	24,069		-	*
John M. Monter(6)	77,512		-	*
Glenn Pennycook	3,874		50,204	*
John Stroup	112,331	(7)	199,923	*
Dhrupad Trivedi	3,487		30,486	*
Roel Vestjens	4,484		31,828	*
All directors and executive officers as a group (19 persons)	606,683		506,565	1.34%

*	Less than one percent

(1)	The number of shares includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Mr. Cressey’s number does not include shares held by the Bryan and Christina Cressey Foundation. Mr. Cressey is the President of the foundation but disclaims any beneficial ownership of shares owned by the foundation.

(2)	For Ms. Brink, the number of shares represent 2,500 unvested RSUs from her date of appointment to the Board in December, 2017. For Mr. Klein, the number of shares consists of a grant of 833 unvested RSUs from his date of appointment to the Board in August 2015. For each of Ms. Brown and Messrs. Aldrich, Balk, Berglund, Klein, Minnich and Monter, the number of shares includes unvested RSUs of 2,036 awarded to them in May 2017. For Mr. Cressey, the number of shares includes unvested RSUs of 2,403 awarded to him in May 2017. For each of Messrs. Aldrich, Balk and Minnich, the number of shares includes awards, the receipt of which has been deferred pursuant to the 2004 Belden Inc. Non-Employee Director Deferred Compensation Plan as follows: Mr. Aldrich – 1,489; Mr. Balk – 20,916; and Mr. Minnich – 9,309.

(3)

Reflects the number of shares that could be purchased by exercise of stock options and the number of SARs that are exercisable at March 27, 2018, or within 60 days thereafter, under the Company’s long-term incentive plans. Upon exercise of a SAR, the holder would receive the difference between the market price of Belden shares on the date of exercise and the exercise price paid in the form of Belden shares. This

Belden Inc. 2018 Proxy Statement	Page 47

column includes stock options and SARs that are exercisable without regard to whether the current market price of Belden common stock is greater than the applicable exercise price.

(4)	Represents the total of the “Number of Shares Beneficially Owned” column (excluding RSUs, which do not have voting rights before vesting) divided by the number of shares outstanding at March 27, 2018 – 41,079,740.

(5)	Includes 10,577 shares held in a family LLC.

(6)	Includes 17,008 shares held in his spouse’s grantor retained annuity trusts, 16,820 shares held in a charitable remainder unitrust and 31,181 shares held in a family investment LLC.

(7)	Includes 4,063 shares held in trust for children and 86,555 shares held in a family trust.

Page 48	Belden Inc. 2018 Proxy Statement

BENEFICIAL OWNERSHIP TABLE OF STOCKHOLDERS OWNING MORE THAN FIVE PERCENT

The following table shows information regarding those stockholders known to the Company to beneficially own more than 5% of the outstanding Belden shares as of December 31, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Common Stock(1)
Janus Henderson Group PLC 201 Bishopsgate London XO EC2M 3 AE	5,225,302(2)	12.44%
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	5,095,079(3)	12.13%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	3,628,113(4)	8.63%
Boston Partners One Beacon Street 30th Floor Boston, MA 02108	2,883,984(5)	6.86%
Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	2,469,498(6)	5.88%

(1)	Based on 42,018,504 shares outstanding on December 31, 2017.

(2)	Information based on Schedule 13G/A filed with the SEC by Janus Henderson Group PLC on February 12, 2018, reporting sole voting power and sole dispositive power over 5,225,302 shares.

(3)	Information based on Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 8, 2018, reporting sole voting power over 5,004,203 shares, and sole dispositive power over 5,090,879 shares and shared dispositive power over 4,200 shares.

(4)	Information based on Schedule 13G/A filed with the SEC by the Vanguard Group on February 12, 2018, reporting sole voting power over 46,408 shares, shared voting power over 5,427 shares, sole dispositive power over 3,579,949 shares and shared dispositive power over 48,184 shares.

(5)	Information based on Schedule 13G filed with the SEC by Boston Partners on February 13, 2018, reporting sole voting power over 2,225,869 shares, shared voting power over 9,638 shares, and sole dispositive power over 2,883,984 shares.

(6)	Information based on Schedule 13G/A filed with the SEC by Wellington Management Company, LLP on February 8, 2018, reporting shared voting power over 1,739,308 shares and shared dispositive power over 2,469,498 shares.

Belden Inc. 2018 Proxy Statement	Page 49

OTHER MATTERS

The Company knows of no other matters that will be brought before the annual meeting. If other matters are introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

FREQUENTLY ASKED QUESTIONS

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Belden Inc. (sometimes referred to as the “Company” or “Belden”) is providing these proxy materials to you in connection with the solicitation of proxies by Belden on behalf of the Board for the 2018 annual meeting of stockholders which will take place on May 24, 2018. This proxy statement includes information about the issues to be voted on at the meeting. You are invited to attend the meeting and we request that you vote on the proposals described in this proxy statement.

Q:	Why am I being asked to review materials online?

A:	Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We began mailing the Notice of Internet Availability of Proxy Materials to stockholders on April 5, 2018.

Q:	Who is qualified to vote?

A:	You are qualified to receive notice of and to vote at the annual meeting if you owned shares of common stock of the Company at the close of business on our record date of March 27, 2018. On the record date, there were 41,079,740 shares of Belden common stock outstanding.

Each share is entitled to one vote on each matter properly brought before the annual meeting.

Q:	What information is available for review?

A:	The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, is also available on-line. The Form 10-K includes our 2017 audited financial statements with notes and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Q:	What matters will be voted on at the meeting?

A:	Three matters will be voted on at the meeting:

(1)	the election of the ten directors nominated by the Board, each for a term of one year;

(2)	the ratification of the appointment of Ernst & Young as the Company’s independent registered public accountant for 2018; and

(3)	an advisory vote on executive compensation.

Q:	What are Belden’s voting recommendations?

A:	Our Board of Directors recommends that you vote your shares:

(1)	FOR the Company’s slate of directors;

(2)	FOR the ratification of Ernst & Young; and

(3)	FOR the approval of the Company’s executive compensation.

Q:	What shares owned by me can be voted?

A:	All shares owned by you as of March 27, 2018, the record date, may be voted by you. These

Page 50	Belden Inc. 2018 Proxy Statement

shares include those (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Some Belden stockholders hold their shares through a stock broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Belden’s transfer agent, American Stock Transfer & Trust Company, you are considered (with respect to those shares) the stockholder of record and the Notice of Internet Availability of Proxy Materials is being sent directly to you by Belden. As the stockholder of record, you have the right to grant your voting proxy directly to Belden or to vote in person at the meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” (that is, the name of your stock broker, bank, or other nominee) and the Notice of Internet Availability of Proxy Materials is being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring proof of identification.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you decide later not to attend the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. You will be able to do this over the Internet by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request a full delivery of the proxy materials, a proxy card will be included that will contain instructions on how to vote by telephone or mail in addition to the Internet.

Q:	Can I change my vote?

A:	You may change your proxy or voting instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	What class of shares is entitled to be voted?

A:	Each share of our common stock outstanding as of the close of business on March 27, 2018, the record date, is entitled to one vote at the annual meeting.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to vote. The shares may be present in person or represented by proxy at the meeting. Both abstentions and withheld votes are counted as present for the purpose of determining the presence of a quorum for the meeting.

Belden Inc. 2018 Proxy Statement	Page 51

Q:	What are the voting requirements to approve the proposals and how are votes withheld, abstentions and broker non-votes treated?

A:	The following table describes the voting requirements and treatment of votes withheld, abstentions, and broker non-votes for each proposal:

Proposal	Voting Requirement	Tabulation Treatment
		Abstentions	Broker Non-Votes

Election of Directors	Majority of votes cast for or against a particular director*	Present for quorum purposes; not counted in determining whether a director has received more votes cast for his or her election to the board than against	Not present for quorum purposes; brokers do not have discretion to vote non-votes in favor of directors

Ratification of Ernst & Young	No requirement; not binding on company	The Board of Directors will consider the number of abstentions in its analysis of the results of the advisory vote	Count as present for quorum purposes; brokers have discretion to vote non-votes in favor of ratification

Advisory vote on executive compensation	No requirement; not binding on company	The Board of Directors will consider the number of abstentions in its analysis of the results of the advisory vote	Not present for quorum purposes; brokers do not have discretion to vote non-votes in favor of compensation matters

*	In May, 2016, the Company’s bylaws were amended to provide that, in an uncontested election, a director must receive more votes “for” than votes “against” to be elected to the Board. An incumbent director that fails to receive such a majority shall tender his or her resignation, which will be considered by the Board’s Nominating and Corporate Governance Committee.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in a report on Form 8-K within four business days of the date on which our meeting ends.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Brian E. Anderson, the Company’s Senior Vice President – Legal, General Counsel and Corporate Secretary, and Nicholas E. Eckelkamp, the Company’s Senior Legal Counsel – Corporate/M&A, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	Who will count the votes?

A:	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and will act as the inspector of election.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Belden or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide

Page 52	Belden Inc. 2018 Proxy Statement

written comments on their proxy cards, which are then forwarded to Belden management.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	Belden has retained Alliance Advisors LLC to act as proxy solicitor for the annual meeting and to provide other advisory services throughout the year. Belden will bear the cost of this arrangement, which amounts to $7,000 annually. Upon request, the Company will reimburse brokers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Company’s common stock.

Belden Inc. 2018 Proxy Statement	Page 53

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

You may submit proposals for consideration at future stockholder meetings, including director nominations.

Stockholder Proposals: To be included in the Company’s proxy statement and form of proxy for the 2019 annual meeting, a stockholder proposal must, in addition to satisfying the other requirements of the Company’s bylaws and the SEC’s rules and regulations, be received at the Company’s principal executive offices by December 6, 2018. If you want the Company to consider a proposal at the 2019 annual meeting that will not be included in the Company’s proxy statement, among other things, the Company’s bylaws require that you notify our Board of your proposal no earlier than January 24, 2019 and no later than February 23, 2019.

Nomination of Director Candidates: The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such nominations are submitted to the Company no earlier than January 24, 2019 and no later than February 23, 2019 and the other requirements provided in the Company’s bylaws are met. To have a candidate considered by the Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned (whether direct ownership or derivative ownership) and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of Belden, the candidate’s ownership interest in the Company (if any), a description of any arrangements between the candidate and the nominating stockholder, and the person’s consent to be named as a director if selected by the Committee and nominated by the Board.

In considering candidates submitted by stockholders, the Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. The Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, and independence from management and Belden. The Committee also seeks to have the Board represent a diversity of backgrounds and experience.

The Committee will identify potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board. The Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Committee will request information from the candidate, review the person’s accomplishments and qualifications, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Page 54	Belden Inc. 2018 Proxy Statement

APPENDIX I

The performance factors applicable to the NEOs, along with the respective threshold, target and actual performance levels and the respective financial factor scores, are illustrated below (income numbers are shown in thousands):

Category	2017 ACIP
	Threshold	Target	Maximum	Actual	Score
Consolidated Net Income from Continuing Operations ($)	203,680	254,600	280,060	251,872	0.97
Consolidated EBITDA ($)	407,968	453,298	475,963	418,376	0.61
Consolidated Revenues ($)	2,332,420	2,426,500	2,473,190	2,288,843	-
Consolidated Operating Working Capital Turns	6.6	7.1	7.6	6.1	-
Broadband Connectivity EBITDA ($)	81,954	102,442	112,686	111,119	1.85
Broadband Connectivity Revenues ($)	401,661	419,270	436,879	401,974	0.51
Broadband Connectivity Operating Working Capital Turns	4.4	4.9	5.4	3.9	-
Broadband Connectivity Financial Factor	1.08
Enterprise Solutions EBITDA ($)	99,625	124,531	136,984	105,239	0.61
Enterprise Solutions Revenues ($)	617,625	650,817	670,342	618,121	0.51
Enterprise Solutions Inventory Turns	7.6	8.1	8.6	7.6	0.50
Enterprise Solutions Financial Factor	0.57
Industrial Solutions EBITDA ($)	101,716	127,145	139,860	126,396	0.99
Industrial Solutions Revenues ($)	564,548	582,477	592,775	577,582	0.86
Industrial Solutions Inventory Turns	7.9	8.4	8.9	7.9	0.50
Industrial Solutions Financial Factor	0.85
Grass Valley EBITDA ($)	52,794	65,993	72,592	18,358	-
Grass Valley Revenues ($)	343,439	365,750	397,570	282,277	-
Grass Valley Operating Working Capital Turns	4.2	4.7	5.2	3.8	-
Grass Valley Financial Factor	-
Industrial IT Core Networking EBITDA ($)	41,270	51,588	56,747	42,397	0.55
Industrial IT Core Networking Revenues ($)	193,775	207,135	212,313	194,886	0.54
Industrial IT Core Networking Inventory Turns	9.9	10.4	10.9	9.9	0.50
Industrial IT Core Networking Financial Factor	0.55
Industrial IT EBITDA ($)	47,665	59,581	65,539	55,132	0.81
Industrial IT Revenues ($)	238,174	251,238	260,785	246,456	0.82
Industrial IT Inventory Turns	9.9	10.4	10.9	10.2	0.80
Industrial IT Financial Factor	0.82
Tripwire EBITDA ($)	47,920	59,900	65,890	50,364	0.60
Tripwire Non-Renewal Bookings ($)	92,430	102,700	112,970	71,354	-
Tripwire Financial Factor	0.30

Belden Inc. 2018 Proxy Statement	Page I-1

Performance Factor Definitions

“Net Income from Continuing Operations” is consolidated revenues, less cost of sales, less selling, general and administrative expenses (“SG&A”), less interest expense, plus interest income, plus other income, less other expense, less tax expense, and less any loss from discontinued operations.

“EBITDA” is GAAP operating income, adjusted in a manner consistent with the Company’s use of Adjusted EBITDA in its periodic filings on Forms 10-K, 10-Q and 8-K, whether on a consolidated basis or of the applicable business platform.

“Revenue” is revenue, adjusted in a manner consistent with the Company’s use of Adjusted Revenue in its periodic filings on Forms 10-K, 10-Q and 8-K, whether on a consolidated basis or with respect to the applicable business platform.

“Operating Working Capital Turns”, whether on a consolidated basis or with respect to the applicable business platform, are based on a monthly average of working capital turns during the applicable performance period and for each individual month were computed based on a ratio calculated at the end of the month of (i) annualized actual cost of goods sold for the prior two months and the current month to (ii) operating working capital at the end of the month.

“Inventory Turns” are based on a monthly average of inventory turns during the applicable performance period and for each individual month were computed based on a ratio calculated at the end of the month of (i) annualized actual cost of goods sold for the prior two months and the current month to (ii) inventory at the end of the month.

“Non-Renewal Bookings” are bookings by the Tripwire business unit that represent new sales vs. renewals of prior sales.

Below is a summary of the applicable performance factors and weighting percentages for each NEO and a calculation of each NEO’s applicable Financial Factor for the performance period (rounded to two decimal places):

Messrs. Stroup and Derksen – 2017
Category	Score	Weighting	Contribution to Financial Factor
Consolidated Net Income from Continuing Operations	0.97	25%	0.2425
Consolidated EBITDA	0.61	25%	0.1525
Consolidated Revenue	0.00	25%	-
Consolidated Operating Working Capital Turns	0.00	25%	-
Consolidated Financial Factor			0.40

Mr. Pennycook – 2017
Category	Score	Weighting	Contribution to Financial Factor
Enterprise Solutions Financial Factor	0.57	60%	0.34
Broadband Connectivity Financial Factor	1.08	40%	0.43
Mr. Pennycook’s Financial Factor			0.77

Page I-2	Belden Inc. 2018 Proxy Statement

Mr. Trivedi – 2017
Category	Score	Weighting	Contribution to Financial Factor
Industrial IT Financial Factor	0.82	50%	0.41
Tripwire Financial Factor	0.30	50%	0.15
Mr. Trivedi’s Financial Factor			0.56

Mr. Vestjens – 2017
Category	Score	Weighting	Contribution to Financial Factor
Industrial Solutions Financial Factor	0.85	50%	0.43
Grass Valley Financial Factor	-	25%	-
Industrial IT Core Networking Financial Factor	0.55	25%	0.14
Mr. Vestjens’ Financial Factor			0.57

Belden Inc. 2018 Proxy Statement	Page I-3

BELDEN
SENDING ALL THE RIGHT SIGNALS

1 N Brentwood Blvd.
15th Floor
St. Louis, MO 63105
314-854-8000

www.Belden.com

BELDEN INC.

1 NORTH BRENTWOOD BOULEVARD

15TH FLOOR

ST. LOUIS, MO 63105

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E43382-P05531                         KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BELDEN INC.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees:		For	Against	Abstain

	1a.	David J. Aldrich	☐	☐	☐

	1b.	Lance C. Balk	☐	☐	☐

	1c.	Steven W. Berglund	☐	☐	☐

	1d.	Diane D. Brink	☐	☐	☐

	1e.	Judy L. Brown	☐	☐	☐

	1f.	Bryan C. Cressey	☐	☐	☐

	1g.	Jonathan C. Klein	☐	☐	☐

	1h.	George E. Minnich	☐	☐	☐

	1i.	John M. Monter	☐	☐	☐

	1j.	John S. Stroup	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018.	☐	☐	☐

3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

NOTE: In their discretion, proxies are authorized to transact and vote upon such other business as may properly come before the meeting.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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BELDEN INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 24, 2018

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Belden Inc. appoints Brian E. Anderson and Nicholas E. Eckelkamp as proxies, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote at the Annual Meeting of Stockholders to be held on May 24, 2018, beginning at 12:30 p.m., local time, in the Mississippi Room on the 8th Floor of the Four Seasons Hotel St. Louis, 999 North 2nd Street, St. Louis, Missouri 63102 and at any adjournments or postponements thereof, as directed, on the matters set forth in the accompanying Proxy Statement and on all other matters that may properly come before the Annual Meeting, including on a motion to adjourn or postpone the Annual Meeting to another time or place (or both) for the purpose of soliciting additional proxies. Signing and dating this proxy card will have the effect of revoking any proxy card that you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED AND THE PROXY IS SIGNED AND RETURNED, THEN THE PROXY WILL BE VOTED ON THE PROPOSALS CONSISTENT WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Receipt is hereby acknowledged of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 5, 2018, and the Annual Report to Stockholders for the year ended December 31, 2017.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 24, 2018.

BELDEN INC. BELDEN INC. 1 NORTH BRENTWOOD BOULEVARD 15TH FLOOR ST. LOUIS, MO 63105

Meeting Information

Meeting Type:         Annual Meeting

For holders as of:    March 27, 2018

Date:  May 24, 2018     Time:  12:30 p.m., local time

Location:  Four Seasons Hotel St. Louis

                   The Mississippi Room

                   8th Floor

                   999 North 2nd Street

                   St. Louis, Missouri 63102

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

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—— Before You Vote —— How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT          ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:          www.proxyvote.com

2) BY TELEPHONE:     1-800-579-1639

3) BY E-MAIL*:             sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 10, 2018 to facilitate timely delivery.

—— How To Vote —— Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees:

1a.	David J. Aldrich

1b.	Lance C. Balk

1c.	Steven W. Berglund

1d.	Diane D. Brink

1e.	Judy L. Brown

1f.	Bryan C. Cressey

1g.	Jonathan C. Klein

1h.	George E. Minnich

1i.	John M. Monter

1j.	John S. Stroup

The Board of Directors recommends you vote FOR proposals 2 and 3.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018.

3.	Advisory vote to approve named executive officer compensation.

NOTE: In their discretion, proxies are authorized to transact and vote upon such other business as may properly come before the meeting.

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